UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under §240.14a-12

Acadia Realty Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X] No fee required.

[ ] Fee paid previously with preliminary materials.

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2023

TO THE COMPANY'S SHAREHOLDERS:

Please take notice that the annual meeting of shareholders (the “Annual Meeting”) of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”, “Acadia”, “we”, “us” or “our”), will be held on Thursday, May 4, 2023, at 1:00 p.m., EDT time. This year's Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AKR23. Prior to the Annual Meeting, you will be able to authorize a proxy to vote your shares at www.proxyvote.com. The Annual Meeting will be held for the purpose of considering and voting upon:

1.	The election of nine individuals as Trustees, each to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualify;

2.	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;

3.

The approval, on a non-binding advisory basis, of the compensation of Named Executive Officers as disclosed in the Company’s 2023 Proxy Statement in accordance with the compensation rules of the Securities and Exchange Commission;

4.	The approval of the Amended and Restated Acadia Realty Trust 2020 Share Incentive Plan;

5.	The approval, on a non-binding advisory basis, of whether the shareholder vote to approve the compensation of the Named Executive Officers should occur every one, two or three years; and

6.	Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Trustees of the Company recommends a vote “FOR” each of the nominees for election as a Trustee, “FOR” each of proposals 2 through 4 and “ONE-YEAR” for proposal 5. You should carefully review the accompanying Proxy Statement which contains additional information on each of the proposals.

The Board of Trustees has fixed the close of business on March 7, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

By order of the Board of Trustees

Jason Blacksberg, Secretary

March 24, 2023

SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE VIRTUAL MEETING, ARE REQUESTED TO AUTHORIZE A PROXY TO VOTE THEIR SHARES ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING AND RETURNING THE PROXY CARD, IF YOU REQUESTED PAPER PROXY MATERIALS. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR, IF YOU REQUESTED PRINTED MATERIALS, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD AND INCLUDED IN THE ACCOMPANYING PROXY STATEMENT.

ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO THE MEETING, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE DURING THE MEETING. WE NOTE THAT ATTENDANCE ALONE IS NOT SUFFICIENT TO REVOKE A PREVIOUSLY AUTHORIZED PROXY. IT IS IMPORTANT THAT YOU VOTE YOUR COMMON SHARES. YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL MEETING VIA LIVE WEBCAST BY VISITING WWW.VIRTUALSHAREHOLDERMEETING.COM/AKR23, BUT YOU SHOULD SUBMIT A PROXY BY INTERNET OR MAIL PRIOR TO THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND.

ACADIA REALTY TRUST

411 THEODORE FREMD AVENUE, SUITE 300, RYE, NEW YORK 10580

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

May 4, 2023

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board of Trustees” or the “Board”) of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), for exercise at the annual meeting of shareholders scheduled to be held on Thursday, May 4, 2023, at 1:00 p.m., EDT time, via live webcast at www.virtualshareholdermeeting.com/AKR23, or any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about March 24, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 4, 2023. This Proxy Statement and the Company's 2022 Annual Report to shareholders are available at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of retaining a third party that will assist the Company in preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Board of Trustees, officers and employees of the Company may solicit proxies in connection with the Annual Meeting by e-mail, telephone, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest of the Company, $0.001 par value per share (the “Common Shares”), held of record by such persons or firms with their nominees, and in connection therewith, such intermediaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding the materials.

All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted “FOR” each of the nominees for election as a Trustee, “FOR” each of proposals 2 through 4 and “ONE-YEAR” for proposal 5, in each case as set forth in the Notice of Annual Meeting.

You may revoke your proxy:

•	by submitting a later-dated proxy either on the Internet or by telephone by following the instructions on your proxy or voting card;

•	electronically during the Annual Meeting at www.virtualshareholdermeeting.com/AKR23 when you enter your 16-Digit Control Number, which is available on your proxy card;

•	by submitting a later-dated written proxy to the address shown on your proxy or voting card; or

•

if you are a holder of record, by (i) delivering by mail to the Company's Corporate Secretary at or prior to the Annual Meeting an instrument revoking your proxy or (ii) delivering a subsequently dated proxy with respect to the same Common Shares to the Company’s Corporate Secretary at or prior to the Annual Meeting.

Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Corporate Secretary, Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580.

The Board of Trustees recommends a vote “FOR” each of the nominees for election as a Trustee, “FOR” each of proposals 2 through 4 and for “ONE-YEAR” for proposal 5.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the close of business on March 7, 2023, the record date for the Annual Meeting, there were 95,170,384 Common Shares outstanding. Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The Board of Trustees has fixed the close of business on March 7, 2023 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of Common Shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting at which a quorum is present is required for (i) the election of each Trustee, (ii) the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the year ending December 31, 2023, (iii) the approval, on an advisory (non-binding) basis of a resolution approving the compensation of the Company's Named Executive Officers as described in this Proxy Statement, (iv) the approval of the Amended and Restated 2020 Share Incentive Plan and (v) the approval, on an advisory (non-binding) basis, of whether the compensation of the Named Executive Officers should occur every one, two or three years. With respect to any of the foregoing, an “affirmative vote of a majority of all the votes cast” means that the number of votes cast “for” such Trustee-nominee or proposal must exceed the number of votes cast “against” such Trustee-nominee or proposal. There is no cumulative voting in the election of Trustees.

With respect to the advisory (non-binding) resolution approving whether the compensation of the Named Executive Officers should occur every one, two or three years, the option (every one, two or three years) receiving a majority of the votes cast will be the option recommended by shareholders. However, if no option receives a majority of the votes cast, the option receiving the greatest number of “for” votes will be considered the frequency recommended by shareholders.

With respect to a particular Trustee-nominee or any of proposals 2, 3 and 4, holders of Common Shares may vote for or against such Trustee-nominee or proposal by marking “FOR” or “AGAINST,” respectively, on their proxy card. With respect to proposal 5, holders of Common Shares may vote for their preferred frequency of the advisory vote on executive compensation by marking “ONE-YEAR”, “TWO-YEARS”, or “THREE-YEARS”, respectively on their proxy card. Alternatively, holders of Common Shares may abstain from voting on a particular Trustee-nominee or proposal by marking “ABSTAIN” on their proxy card. Proxies marked “ABSTAIN” (or for which no vote is indicated) are included in determining the presence of a quorum for the Annual Meeting. Except with respect to broker non-votes, properly authorized proxies for which no vote is indicated are treated as votes cast and are voted in accordance with the recommendation of the Board of Trustees as set forth in this Proxy Statement. Proxies marked “ABSTAIN,” on the other hand, are not treated as votes cast with respect to any Trustee-nominee or on proposals 2 through 5 and thus are not the equivalent of votes for or against a Trustee-nominee or on any of the other proposals, as the case may be, and will not affect the vote with respect to these matters.

A “broker non-vote” occurs when a nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Of the proposals to be voted upon at the Annual Meeting, the only vote that a nominee may cast without receiving instructions from the beneficial owner is the vote to ratify the appointment of the independent registered public accounting firm of the Company for the year ending December 31, 2023. Signed proxies returned without specific voting instructions will be voted “FOR” each of the nominees for election as a Trustee, “FOR” each of proposals 2 through 4 and for “ONE-YEAR” for proposal 5.

MATTERS TO BE CONSIDERED AND VOTED ON AT OUR 2023 ANNUAL MEETING

Proposal	Board Recommendation	Page
Proposal No. 1: Election of Trustees	FOR each nominee	X
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2023	FOR	X
Proposal No. 3: Advisory (Non-Binding) Approval of Named Executive Officer Compensation as more particularly described in this Proxy Statement	FOR	X
Proposal No. 4: Approval of the Company’s Amended and Restated 2020 Share Incentive Plan	FOR	X
Proposal No. 5: Advisory (Non-Binding) Approval on Frequency of Vote on Named Executive Officer Compensation	ONE-YEAR	X

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The Annual Meeting will be held online on Thursday, May 4, 2023, at 1:00 p.m., EDT time, via live webcast. Shareholders of record as of the close of business on March 7, 2023 will be able to attend, participate in, and vote at the Annual Meeting online by accessing www.virtualshareholdermeeting.com/AKR23 and following the log in instructions below. Even if you plan to attend the Annual Meeting online, we recommend that you authorize a proxy to vote your shares as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m., EDT. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our shareholders to log in and test the computer audio system. We encourage our shareholders to access the Annual Meeting prior to the start time.

Log in Instructions. To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/AKR23. Shareholders will need their unique 16-digit control number, which appears on the front of your voting instrument. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than April 28, 2023, so that you can be provided with a control number and gain access to the Annual Meeting. If, for any reason, you are unable to locate your control number, you will still be able to join the Annual Meeting as a guest by accessing www.virtualshareholdermeeting.com/AKR23 and following the guest log-in instructions; you will not, however, be able to vote or ask questions.

Submitting Questions at the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer appropriate questions of general shareholder interest submitted during the meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Any appropriate questions of general shareholder interest submitted during the Annual Meeting that are pertinent to the Company and Annual Meeting matters and any answers thereto provided by management (including any such questions that were not answered during the Annual Meeting due to time constraints) will be made available in the “Investors – Annual Meeting” section of the Company’s website promptly following the Annual Meeting.

Technical Assistance. Beginning 30 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, call our support team, the contact for which will be posted on www.virtualshareholdermeeting.com/AKR23.

Availability of Live Webcast to Team Members and Other Constituents. The live audio webcast will be available to not only our shareholders but also to our team members and other constituents. Such constituents will be able to attend the virtual Annual Meeting by accessing www.virtualshareholdermeeting.com/AKR23 and following the guest log-in instructions; they will not, however, be able to vote or ask questions.

PROPOSAL 1 - ELECTION OF TRUSTEES

There are nine nominees for election as Trustees, each to serve for a one-year term, expiring at the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualify. Election of each Trustee requires the affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting.

The Company's Declaration of Trust provides that the Board of Trustees may be composed of up to a maximum of 15 members. The Board of Trustees currently consists of nine Trustees, each of whom serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. As stated elsewhere herein, the enclosed proxy will be voted “FOR” the election as a Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of the nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the authority to vote or refrain from voting for other nominees in accordance with their discretion.

Trustee Independence

With eight independent Trustees out of nine, the Board has satisfied its objective that a majority of the Board should consist of independent Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Crocker, Denien, McIntyre, Spitz, Wielansky and Zoba, and Mss. Thurber and Woodhouse is independent under the listing standards of the New York Stock Exchange. In determining this, the Board of Trustees considered, among others, transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange. Upon the election of all nominees, the Company will continue to meet the New York Stock Exchange requirement for a majority of independent Trustees serving on the Board of Trustees.

Nominees for Election as Trustees

The table below provides a summary of information about the nominees for election as Trustees of the Company. We believe each of our nominees brings a different variety of experience in the listed core competencies and contributes to the collective significant expertise of the Board. This summary is not intended to be an exhaustive list of our nominees' skills, and further information on each nominee's experience, skills and qualifications is set forth in the biographies on pages 5 to 10 below.

				Committee Memberships				Experience
Name	Independent	Gender Diversity	Ethnic/Racial Diversity	Audit	Compensation	Nominating and Corporate Governance	Investment/Capital Markets	CEO/President/Founder	REIT/Real Estate	Consumer Retail	Real Estate Development	Investment/Capital Markets	Financial Expertise*	Other Public Company Board / Corporate Governance Oversight	Risk Management	Environmental & Social Responsibility	Human Capital Management
Kenneth F. Bernstein	No							✓	✓	✓	✓	✓			✓		✓
Douglas Crocker II	Yes						**	✓	✓	✓	✓	✓		✓	✓		✓
Mark A. Denien	Yes								✓		✓	✓	✓		✓		✓
Kenneth A. McIntyre	Yes		✓					✓	✓	✓		✓	✓	✓	✓	✓	✓
William T. Spitz	Yes				**			✓	✓		✓	✓			✓		✓
Lynn C. Thurber	Yes	✓		**				✓	✓	✓		✓	✓	✓	✓	✓	✓
Lee S. Wielansky	Yes							✓	✓	✓	✓	✓	✓	✓	✓		✓
Hope B. Woodhouse	Yes	✓						✓	✓			✓	✓	✓	✓		✓
C. David Zoba	Yes					**		✓	✓	✓	✓	✓		✓	✓		✓

Notes:

* Denotes qualification as an Audit Committee Financial Expert under Securities and Exchange Commission (“SEC”) rules in connection with service on an audit committee at the Company or other public company.

** Chairperson of the committee.

Kenneth F. Bernstein, age 61

Professional Experience: Mr. Bernstein has been Chief Executive Officer (“CEO”) of the Company since January of 2001. He has been the President and a Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. (“RDC”) and its affiliates. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law. Mr. Bernstein sits on the Board of Trustees of the International Council of Shopping Centers and served as its 2017/2018 Chairman. He has previously served as a co-chair of the Board of Governors for the National Association of Real Estate Investment Trusts (“NAREIT”) and is a member of Urban Land Institute (“ULI”) and the Real Estate Roundtable. He is also a member of the World President’s Organization (YPO-WPO), where he was the founding chairman of the Real Estate Network and currently sits on the Board of Advisors. Mr. Bernstein is a member of the Board of Trustees of Golub Capital.

Trustee Qualifications: The Board believes Mr. Bernstein's qualifications to sit on the Board include his extensive real estate, management and board experience. Highlights of these qualifications include Mr. Bernstein's:

•
service as President and CEO of the Company for the past 20 years;
•
extensive network of contacts in the real estate industry and his leadership positions with various industry and business associations;
•
five years of experience as a real estate attorney;
•
eight years of experience as the Chief Operating Officer of a private real estate company; and
•
three years of experience as the Chief Operating Officer of a public real estate company.

Douglas Crocker II, age 82

Professional Experience: Mr. Crocker has been a Trustee of the Company since November 2003. Mr. Crocker has been the managing partner of DC Partners LLC since 2013. He was the Chief Executive Officer of Equity Residential, a multi-family residential real estate investment trust (“REIT”), from December 1992 until his retirement in December of 2002. During Mr. Crocker's tenure, Equity Residential (NYSE: EQR) grew from 21,000 apartments with a total market capitalization of $700 million to a $17 billion company with over 225,000 apartments. Mr. Crocker was also a former Managing Director of Prudential Securities, and from 1982 to 1992 served as Chief Executive Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance. From 1979 to 1982, Mr. Crocker was President of American Invsco, the nation's largest condominium conversion company, and from 1969 to 1979 served as Vice President of Arlen Realty and Development Company. He previously served on the board of directors of the publicly traded REIT Colony Capital, Inc. (now Digital Bridge). In addition, Mr. Crocker serves as a trustee of Milton Academy and the New Bedford Whaling Museum. Mr. Crocker has been a five-time recipient of Commercial Property News' Multifamily Executive of the Year Award, a three time-winner of their REIT Executive of the Year Award, a three-time winner of Realty Stock Review's Outstanding CEO Award, and received NAREIT's 2010 Edward H. Linde Industry Leadership Award. Mr. Crocker is also a member of the NACD.

Trustee Qualifications: The Board believes Mr. Crocker's qualifications to sit on the Board include his extensive CEO, board, financial and real estate experience. Highlights of these qualifications include Mr. Crocker's:

•
service as CEO of Equity Residential, a publicly traded REIT, for ten years;
•
past service on the board of directors of another REIT;
•
past service on the audit committees of the boards of directors of a number of publicly traded companies; and
•
over 40 years of experience in the real estate industry, with experience across asset types, including retail.

Mark Denien, age 56

Professional Experience: Mr. Denien has been a Trustee of the Company since October 2022. Mr. Denien has over 30 years of financial experience in the real estate industry, having served multiple executive roles from 2005 to October 2022 at Duke Realty Corporation, a publicly traded REIT in the S&P 500 prior to its recent merger with Prologis. Mr. Denien most recently served as Executive Vice President, Chief Financial Officer of Duke Realty, a role he held since 2013. As Chief Financial Officer, Mr. Denien oversaw all financial functions for the company, including capital markets, accounting, taxation, investor relations, treasury, and information technology. Mr. Denien is also a Certified Public Accountant, and prior to joining Duke Realty, he was an audit and advisory partner for KPMG, LLP, focused on the real estate and construction industries. He began his career with KPMG in 1989. Mr. Denien is currently the Chair of the Board of Directors of Goodwill Industries of Central and Southern Indiana. He is also an Advisory Board Member of the Indiana University Center for Real Estate Studies and a member of the investment committee for the University’s real estate private equity fund. In addition, Mr. Denien is a real estate and finance guest lecturer at Indiana University.

Trustee Qualifications: The Board believes Mr. Denien’s qualifications to sit on the Board include his extensive real estate investment, capital markets and accounting experience. Highlights of these qualifications include Mr. Denien’s:

•
experience as CFO of Duke Realty Corporation for over 9 years;
•
qualification as an “audit committee financial expert” as that term is defined by the SEC;
•
experience as a partner at KPMG LLP, focusing on publicly traded real estate companies;
•
service on the investment committee of a real estate private equity fund; and
•
over 30 years’ experience in the real estate industry.

Kenneth A. McIntyre, age 62

Professional Experience: Mr. McIntyre has been a Trustee of the Company since March 2021. Mr. McIntyre has over 25 years of experience in the commercial real estate industry. He is the Chief Executive Officer of the Real Estate Executive Council (“REEC”), a trade association for minority executives in the commercial real estate industry, and the founder and Managing Principal of PassPort Real Estate, LLC, a New York-based consulting firm focused on commercial real estate, infrastructure and diversity. Mr. McIntyre previously served as the Executive Advisor for the Office of Diversity and Inclusion at the Port Authority of New York and New Jersey, and as the Executive Director for REAP (The Real Estate Associates Program), a non-profit that is focused on increasing the diversity of talent in the commercial real estate industry. Mr. McIntyre was a Senior Vice President and Head of Commercial Real Estate at Hudson City Savings Bank from May 2014 to May 2016. Prior to joining Hudson City Savings Bank, Mr. McIntyre was a Managing Director in MetLife’s Real Estate Investments Group, where he was also a voting member of the Investment Committee for Commercial Mortgages. Prior to joining MetLife, Mr. McIntyre held senior origination and relationship management roles at KeyBank, GE Capital, UBS and Chase. Mr. McIntyre is currently a member of the Board of Directors of Newmark Group, Inc. (Nasdaq: NMRK), where he serves as a member of the ESG, Audit and Compensation Committees, and of The Real Estate Roundtable, where he serves on the Equity, Diversity and Inclusion Committee. Mr. McIntyre is also a Member of the Board of Governors for the Real Estate Board of New York. In addition, Mr. McIntyre serves on the Boards of the National Jazz Museum of Harlem, the Yorkville Youth Athletic Association, and R*E*N*T, and is a member of the Advisory Board for the Council of Urban Real Estate (CURE, f/k/a African American Real Estate Professionals of New York). Mr. McIntyre earned a B.S. in Economics with a concentration in Finance from Florida A&M University.

Trustee Qualifications: The Board believes Mr. McIntyre's qualifications to sit on the Board include his executive, financial management, and board experience. Highlights of these qualifications include Mr. McIntyre's:

•
role as Chief Executive Officer of REEC;
•
former position as Head of Commercial Real Estate at Hudson City Savings Bank;
•
former position as Managing Director in MetLife’s Real Estate Investments Group;
•
service on numerous boards of directors, including another publicly traded real estate company;
•
previous service as Executive Advisor for the Office of Diversity and Inclusion at the Port Authority of New York and New Jersey;
•
current service as a member of ESG, Audit, and Compensation Board Committees of Newmark Group, Inc.;
•
qualification as an “audit committee financial expert” as the term is defined by the SEC, with respect to service on another public company board of directors; and
•
over 25 years of experience in the commercial real estate industry, with experience across commercial asset types, including retail.

William T. Spitz, age 71

Professional Experience: Mr. Spitz has been a Trustee of the Company since August 2007. Mr. Spitz is a principal and past Director of Diversified Trust Company, a private wealth management trust company. He served as Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt, Mr. Spitz was responsible for managing the University's $3.5 billion endowment. He was also a member of the Senior Management

Group of the University, which is responsible for the day-to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 10% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University's charitable remainder trusts and implemented a more aggressive approach to working capital management which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management at the Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the boards of several companies, including Cambium Global Timber Fund, The Common Fund, MassMutual Financial, and the Bradford Fund. He has also served on multiple advisory committees, including Acadia's Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

Trustee Qualifications: The Board believes Mr. Spitz's qualifications to sit on the Board include his asset management experience as well as real estate development, board, fund, and REIT experience. Highlights of these qualifications include Mr. Spitz's:

•
former role as Vice Chancellor for Investments and Treasurer of Vanderbilt University for over 20 years;
•
former responsibilities managing Vanderbilt University's multi-billion dollar endowment fund;
•
high-level positions with successful asset management companies;
•
service on the boards of directors of several companies;
•
service on multiple fund advisory committees, including, previously, the Company's fund advisory boards;
•
involvement in numerous real estate development projects;
•
former position as director of a private REIT;
•
past service on the audit committee of MassMutual; and
•
qualification as a chartered financial analyst.

Lynn C. Thurber, 76

Professional Experience: Ms. Thurber has been a Trustee of the Company since March 2016. Ms. Thurber is past chairman (2007-2017) of LaSalle Investment Management, a global real estate money management firm with over $55 billion of assets under management, investing in private real estate as well as publicly traded real estate companies on behalf of institutional and individual investors. Prior to becoming chairman of LaSalle Investment Management, Ms. Thurber was the Chief Executive Officer of LaSalle Investment Management from March 2000 to December 2006 and co-president from December 1994 to March 2000. Prior to Alex Brown, Kleinwort Benson (“ABKB”) Realty Advisors’ merger with LaSalle Partners in 1994, Ms. Thurber was Chief Executive Officer of that company. Before joining ABKB in 1992, she was a principal at Morgan Stanley & Co. Ms. Thurber is a part-time employee of LaSalle Investment Management, an independent subsidiary of JLL Incorporated (NYSE:JLL) (2018-Present) for the purpose of serving as chairman of the board of JLL Income Property Trust, an SEC registered, non-traded REIT. Ms. Thurber earned an M.B.A. from Harvard Business School and an A.B. from Wellesley College. Ms. Thurber served on the Board of Duke Realty Corporation, a publicly traded REIT from 2008 until the closing of its acquisition by Prologis, Inc. in 2022. Ms. Thurber is a trustee and a past global Chairman of ULI-Urban Land Institute, and is a member of the advisory board and past Chair for ULI’s Randall Lewis Center for Sustainability in Real Estate. In addition, Ms. Thurber is currently a member of the Wellesley College Business Leadership Council and a member of the board of the Bitterroot Land Trust. Ms. Thurber was the 2013 recipient of the Landauer White award from the Counselors of Real Estate and the 2015 recipient of the Lifetime Achievement Award from the ULI District Council of Chicago.

Trustee Qualifications: The Board believes Ms. Thurber’s qualifications to sit on the Board include her extensive real estate investment, capital markets and board experiences. Highlights of these qualifications include Ms. Thurber's:

•
experience as CEO, Co-president or Chairman of real estate investment management companies for over 22 years;
•
extensive experience investing in and managing real estate properties, including retail shopping centers, neighborhood and community centers and mixed-use properties;

•
experience in investing and managing real estate in private fund entities on behalf of institutional investors for 26 years;
•
qualification as an “audit committee financial expert” as that term is defined by the SEC;
•
current service on one SEC registered non-traded REIT, and past service on another public REIT board and numerous private real estate fund and company boards;
•
service on audit, finance, nominating and compensation committees of real estate company boards; and
•
over 40 years’ experience in the real estate industry.

Lee S. Wielansky, age 71

Professional Experience: Mr. Wielansky has been a Trustee of the Company since May 2000 and the Lead Trustee since 2004. Mr. Wielansky has been Chairman and Chief Executive Officer of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as Chief Executive Officer and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and Chief Executive Officer of Midland Development Group, Inc. from 1983 through 1998 when the company sold its assets to Regency Centers Corporation (NASDAQ: REG). Mr. Wielansky is a member of the Board of Brookdale Senior Living (NYSE: BKD) and a member of the NACD.

Trustee Qualifications: The Board believes Mr. Wielansky's qualifications to sit on the Board include his real estate development, public company board, fund, asset management and CEO experience. Highlights of these qualifications include Mr. Wielansky's:

•
over 38 years of real estate development experience;
•
his role in developing over 150 shopping centers;
•
his service as Chairman and CEO of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003;
•
service on the boards of directors of four public companies, including one other current public company directorship;
•
service on compensation and audit committees;
•
current service as the Lead Trustee of the Company, a position he has held since 2004;
•
qualification as an “audit committee financial expert” as that term is defined by the SEC, with respect to service on another public company board of directors;
•
responsibility for the asset management of 100 properties, accounting for over 11 million square feet;
•
former position as CEO of JDN Development Company; and
•
former position as Senior Vice President and Director of Regency Centers.

Hope B. Woodhouse, age 66

Professional Experience: Ms. Woodhouse has been a Trustee of the Company since January 2023. Ms. Woodhouse served as Chief Operating Officer and as a member of the management committee of Bridgewater Associates, Inc., a global SEC Registered Investment Advisor from 2005 to 2009. As Chief Operating Officer she was responsible for Accounting, Operations, Compliance, Counterparty Relations, Finance, Human Resources and Facilities. Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group, L.P., a global macro hedge fund. She was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC, a global investment company from 2000 to 2003. Prior to that, she was Treasurer of the Funds at Tiger Management L.L.C. from 1998 to 2000 and before that she was a Managing Director in Fixed Income at Salomon Brothers Inc. from 1983 to 1998. Ms. Woodhouse presently serves as an independent director on the Boards of Two Harbors Investment Corp. (NYSE:TWO), where she has served since 2012 and is chair of the Risk Oversight Committee and a member of the Audit Committee, and Granite Point Mortgage Trust Inc. (NYSE:GPMT), where she has served since 2017 and is chair of the Compensation Committee and a member of the Nominating and Corporate Governance and Audit Committees. She recently joined the Board of Monro, Inc. (Nasdaq: MNRO) and will serve on the Compensation and Audit Committees. Ms. Woodhouse previously served as a director of Piper Jaffray Companies (NYSE: PIPR), Seoul Securities Co. Ltd., Soros Funds Limited, The Bond Market Association and as a member of the investment committee at Phillips Academy, Andover, Massachusetts. Ms. Woodhouse also serves on the boards of Children’s Services Advisory Committee of Indian River County, the John’s Island Community Service League, and is a trustee of the Tiger Foundation. Ms. Woodhouse received an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School.

Trustee Qualifications: The Board believes Ms. Woodhouse’s qualifications to sit on the Board include her extensive capital markets and investment experience across a wide range of products and markets as well as her board experiences. Highlights of these qualifications include Ms. Woodhouse’s:

•
over 25 years in executive management roles at top-ranked, global alternative asset management firms and broker dealers;
•
current and prior service on the board of directors of publicly traded REITs and broker-dealers where she has served on the Audit, Compensation, Nominating and Governance and Risk Committees. She has chaired both Compensation and Risk committees;
•
experience in managing non-investment functions of large financial institutions such as: global financing, securities operations, compliance, finance and accounting, risk, technology, human resources and facilities; and
•
qualification as an “audit committee financial expert” as the term is defined by the SEC, with respect to service on another public company board of directors.

C. David Zoba, age 71

Professional Experience: Mr. Zoba has been a Trustee of the Company since August 2015. Mr. Zoba retired on January 31, 2016 from his position as Senior Real Estate Strategy advisor for Gap Inc. (NYSE: GPS) that he held since 2015, after having served, since 2009, as Senior Vice President of Global Real Estate and Store Development for Gap Inc., the $15 billion retailer operating as Gap, Banana Republic, Old Navy, Athleta, and Outlet Brands. Immediately prior to joining Gap, Inc., Mr. Zoba was Principal and Chief Operating Officer for +Steiner Associates, one of the country's most respected mixed-use retail developers. Mr. Zoba was Chairman of Jones Lang LaSalle Incorporated’s (“JLL”) Global Retail Leasing Board from 2015-2022, and now serves as Senior Advisor to JLL. Mr. Zoba is also a past Trustee of the International Council of Shopping Centers and is a consultant to QC Terme (U.S.) Corp., an Italian based spa and wellness company on their expansion in North America. Mr. Zoba also serves on the Board of Baseline Fitness, LLC, a franchisee of Planet Fitness, and on the Board of White Water Express Car Wash, LLC. Both Baseline Fitness, LLC and White Water Express Car Wash LLC are portfolio companies of Freeman Spogli & Co., a private equity firm. From November 2004 through April 2006, Mr. Zoba served as President and Chief Operating Officer of Premier Properties, a real estate development company. From 2001 through late 2004, Mr. Zoba worked for Galyan's Trading Company, Inc., where, as EVP, he helped create and launch a specialty sporting goods retailer that later became part of Dick's Sporting Goods. In the mid-1990s, Mr. Zoba was with The Limited and served as Chief Transaction Attorney, and then expanded his responsibilities significantly to other areas during his seven years there. Mr. Zoba earned his undergraduate degree from Harvard University and attended the London School of Economics for graduate studies. Mr. Zoba has a Juris Doctorate from Case Western Reserve University Law School.

Trustee Qualifications: The Board believes Mr. Zoba's qualifications to sit on the Board include his extensive retail, real estate and board experiences. Highlights of these qualifications include Mr. Zoba's:

•
management of real estate transactions and professionals for Gap Inc.'s 3,300 retail stores operating in 10 countries;
•
experience as a chief transaction attorney;
•
experience in growing retail brands in both North America and globally;
•
service on the boards of directors of several companies; and
•
experience in supporting the strategy and growth of the retail leasing business for global real estate services and consulting businesses.

Vote Required; Recommendation

The election to the Board of Trustees of each of the nine nominees will require the affirmative vote of a majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the election of each of the nine nominees to the Board of Trustees.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted “FOR” the election of each nominee.

Because the election of nominees to the Board of Trustees is a non-routine matter under the listing standards of the New York Stock Exchange, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in “street name” are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has appointed BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 and has directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm is not required by the Company's Declaration of Trust, Bylaws or otherwise. However, the Audit Committee is submitting the appointment of BDO USA, LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Notwithstanding the ratification of, or failure to, ratify the appointment, the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Representatives of BDO USA, LLP, the Company's auditors for the fiscal year ended December 31, 2022, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Unless otherwise indicated by a shareholder on a proxy, shares will be voted “FOR” such ratification. Because the ratification of BDO USA, LLP as our independent registered public accounting firm is a routine matter under the listing standards of the New York Stock Exchange, brokerage firms, banks, and other nominees who hold Common Shares on behalf of clients in “street name” may vote such Common Shares in their discretion if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

PROPOSAL 3 – NON-BINDING ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is seeking a non-binding, advisory shareholder vote approving the compensation of Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules and as discussed in the Company’s “Compensation Discussion and Analysis,” the compensation tables and any related material. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's Named Executive Officers and the policies and practices described in this Proxy Statement.

The Board and management have thoughtfully designed the Company's executive compensation philosophy, policies and programs tailored with the understanding of the Company's business and the strategic mission of the Company.

The Compensation Committee's executive compensation objectives are as follows:

1.
Motivating the Company's Named Executive Officers to create maximum shareholder value.

2.
Providing incentives to the Company's Named Executive Officers that reward dedication, hard work and success.
3.
Providing a compensation program that ensures “pay for performance.”
4.
Aligning the interests of the Company's Named Executive Officers and shareholders as closely as possible.
5.
Aligning the interests of the Company's Named Executive Officers and the Company's external fund investors as closely as possible.
6.
Creating the right mix of long-term incentives to motivate and to retain the Company's Named Executive Officers.
7.
Creating an incentive compensation program that can go beyond the Company's Named Executive Officers and be utilized throughout the organization.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to approve the non-binding advisory resolution approving the Company's executive compensation program for Named Executive Officers as set forth in this Proxy Statement. Because the shareholder vote is advisory, the results will not be binding. However, the Compensation Committee and the Board will take the outcome of the vote expressed by the shareholders into consideration for future executive compensation arrangements.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the approval, on a non-binding advisory basis, of the Company's compensation program for Named Executive Officers as set forth in this Proxy Statement.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted “FOR” the approval of the executive compensation.

Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in “street name” are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

PROPOSAL 4 -APPROVAL OF THE AMENDED AND RESTATED 2020 SHARE INCENTIVE PLAN

On March 22, 2023, the Company’s Board of Trustees approved the Amended and Restated 2020 Share Incentive Plan (the “Amended 2020 Plan”), subject to the approval of the shareholders of the Company at the Annual Meeting because the Board of Trustees believes that the Amended 2020 Plan is an important factor in attracting, retaining and motivating employees. As of March 7, 2023, only 783,564 Common Shares remained available for future grants under the existing 2020 Share Incentive Plan (the “2020 Plan”). The Board of Trustees believes that the Company needs a greater reserve of Common Shares for future awards to key employees to stimulate their efforts on the Company’s behalf and strengthen their desire to remain with the Company and to ensure that the Company can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Trustees. Accordingly, the Board of Trustees approved the Amended 2020 Plan, which will increase the aggregate number of Common Shares authorized for issuance by 3,100,000 shares for an aggregate number of Common Shares authorized for issuance under the Amended 2020 Plan of 3,883,564 (which includes the 783,564 shares carried over from the 2020 Plan). The Company will, at its expense, register with the SEC on a Form S-8 Registration Statement the additional 3,100,000 Common Shares that would be issuable under the Amended 2020 Plan.

The Amended 2020 Plan provides for the granting of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Unrestricted Shares, Dividend Equivalent Rights and Other-Share Based Awards (collectively, “Awards”) to (i) officers, employees and trustees of the Company and its subsidiaries and (ii) consultants and advisors to the Company or its subsidiaries (collectively, “Participants”). As of March 7, 2023, the class of Participants who would have been eligible to participate in the Amended 2020 Plan had it been effective on such date was approximately 111 persons, which includes 4 executive officers, 98 employees who are not executive officers and 9 non-employee trustees.

The following table sets forth information regarding historical awards granted and earned for the 2020 through 2022 period, and the corresponding burn rate, which is defined as the number of shares subject to stock Awards granted in a fiscal year divided by the weighted average Common Shares outstanding for that fiscal year, for each of the last three fiscal years:

Share Element	Fiscal 2022	Fiscal 2021	Fiscal 2020
Stock Options Granted	—	—	—
Time-based full-value shares and units granted	571,009	534,808	501,844
Performance-based full-value shares and units granted during the year	382,080	287,678	416,407
Total time-based full-value Awards granted and performance-based full-value Awards granted	953,089	822,486	918,251

Weighted average common shares outstanding during the fiscal year	94,643,466	87,653,818	86,44,1922
Annual Burn Rate	1.01%	0.94%	1.06%
Three-Year Average Burn Rate (1)			1.00%

(1)
As illustrated in the table above, the Company's three-year average burn rate for the 2020-2022 period was 1.00%, which is below the ISS industry category burn rate benchmark of 1.15%.

As of March 7, 2023, there were no remaining stock options outstanding, and there were a total of 1,789,277 unvested Restricted Share Units and unvested long-term incentive partnership units (“LTIP Units”). As of March 7, 2023, the Company had 95,170,384 Common Shares outstanding. Inclusive of 5,426,408 Common OP Units outstanding, the Company had 100,596,792 Common Shares and OP units outstanding as of March 7, 2023 (excluding Common OP Units held by the Company, in its capacity as general partner of Acadia Realty Limited Partnership (the “Operating Partnership”)).

Based solely on the closing price of our Common Shares as reported by the New York Stock Exchange on March 7, 2023, the maximum aggregate market value of the 3,883,564 Common Shares that could be issued under the Amended 2020 Plan (including the 783,564 shares carried over from the 2020 Plan) was $54,136,882.

The following is a summary of certain provisions of the Amended 2020 Plan and is qualified by reference to the complete plan, a copy of which is attached as Exhibit A and is incorporated herein by reference. Terms below that appear in initial capital letters have the special meaning set forth either above or in the Amended 2020 Plan.

Summary of the Amended 2020 Share Incentive Plan

The Amended 2020 Plan provides financial incentives to the Participants, rewarding them for making significant contributions to the Company’s success and encouraging them to align their interests with those of the Company and its shareholders. The Amended 2020 Plan also assists the Company in attracting and retaining competent and dedicated individuals whose efforts are important in helping the Company achieve its long-term growth objectives.

The Amended 2020 Plan is administered by the Compensation Committee of the Board of Trustees of the Company, each member of the Compensation Committee satisfies the requirements for a “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16(b) (“Rule 16b-3”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Amended 2020 Plan, the Compensation Committee selects Participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards, including the per share purchase price and vesting provisions of Options and the restrictions or performance criteria relating to the Awards. The Compensation Committee administers construes and interprets the Amended 2020 Plan. The Board may nevertheless act in lieu of the Compensation Committee. Under the terms of the Amended 2020 Plan, without shareholder approval, no Options, or Share Appreciation Rights, may be re-priced in any manner.

Securities Offered

The maximum number of Common Shares that may be issued pursuant to Awards granted under the Amended 2020 Plan will be 3,883,564 Common Shares, which includes 783,564 Common Shares carried over from the 2020 Plan. In the event of any Change in Capitalization, the Compensation Committee may adjust the maximum number and class of Common Shares with respect to which Awards may be granted under the Amended 2020 Plan, the maximum number of Common Shares with respect to which Awards may be granted to any Participant during the term of the Amended 2020 Plan, the number and class of Common Shares which are subject to outstanding Awards granted under the Amended 2020 Plan, and if applicable, the purchase price therefor. In addition, if any Award under the Amended 2020 Plan or an Award under either the 2020 Plan or the Second Amended and Restated 2006 Share Incentive Plan expires or terminates without having been exercised, the Common Shares subject to that Award again become available for grant under the Amended 2020 Plan provided that (i) Common Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) Common Shares subject to a Share Appreciation Right that are not issued in connection with the stock settlement of the Share Appreciation Right upon the exercise thereof will not become available for grant under the Amended 2020 Plan.

Individuals Who May Participate in the Amended 2020 Plan

All of the Company’s (and its subsidiaries’) officers, employees and trustees together with its (and its subsidiaries’) consultants and advisors are eligible to receive Awards under the Amended 2020 Plan. Awards under the Amended 2020 Plan are granted at the sole discretion of the Compensation Committee; subject to a limit of 3,883,564 Common Shares (which includes the 783,564 Common Shares carried over from the 2020 Plan). The granting of an Award does not confer upon the Participant any right to continue in the employ or service of the Company or affect any right or power of the Company to terminate the services of such Participant at any time.

Awards

Options: The Compensation Committee may grant to Participants Options to purchase Common Shares. Subject to the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Options may either be Incentive Share Options (within the meaning of Section 422 of the Code) or Nonqualified Share Options. The per Common Share purchase price (i.e., the “exercise price”) under each Option is established by the Compensation Committee at the time the Option is granted. The per Common Share exercise price of any Option may not be less than 100% of the Fair Market Value, as determined under the Amended 2020 Plan, of a Common Share on the date the Option is granted (110% in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). Options may be exercisable at such times and in such installments as determined by the Compensation Committee. The Compensation Committee may accelerate the exercisability of any Option at any time. Each Option granted pursuant to the Amended 2020 Plan has such term as determined by the Compensation Committee, provided, however, that no Option may be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). The agreement evidencing the Option grant will set forth the terms and conditions applicable to such Option upon a termination or change in the employment or service status of the Optionee as determined by the Compensation Committee and in accordance with the Amended 2020 Plan.

Unless permitted by the Compensation Committee, Options are not transferable by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee’s lifetime only by the Optionee or the Optionee’s guardian or legal representative. The purchase price for Common Shares acquired pursuant to the exercise of an Option must be paid (i) in cash, (ii) by transferring Common Shares to the Company or (iii) a combination of the foregoing, upon such terms and conditions as determined by the Compensation Committee. Notwithstanding the foregoing, the Compensation Committee may establish cashless exercise procedures which provide for the simultaneous exercise of an Option and sale of the underlying Common Share. Upon a Change in Control, all Options outstanding under the Amended 2020 Plan will become immediately and fully exercisable.

Share Appreciation Rights: The Amended 2020 Plan permits the granting of Share Appreciation Rights to Participants in connection with an Option or as a freestanding right. A Share Appreciation Right permits the Participant to receive, upon exercise, cash and/or Common Shares, at the discretion of the Compensation Committee, equal in value to an amount determined by multiplying (i) the excess, if any, of (x) for those granted in connection with an Option, the per Common Share Fair Market Value on the date preceding the exercise date over the per Common Share purchase price under the related Option, or (y) for those not granted in connection with an Option, the per Common Share Fair Market Value on the date preceding the exercise date over the per Common Share Fair Market Value on the grant date of the Share Appreciation Right by (ii) the number of Common Shares as to which such Share Appreciation Right is being exercised.

Share Appreciation Rights granted in connection with an Option cover the same Common Shares as those covered by such Option and are generally subject to the same terms. A Share Appreciation Right granted in connection with an Incentive Share Option is exercisable only if the Fair Market Value of a Common Share on the exercise date exceeds the purchase price specified in the related Incentive Share Option Agreement. Freestanding Share Appreciation Rights may be granted on such terms and conditions as may be determined by the Compensation Committee, but may not have a term of greater than ten years. Upon a Change in Control, all Share Appreciation Rights will become immediately and fully exercisable.

Restricted Share Units: The terms of a Restricted Share Unit Award, including the restrictions placed on such Award and the time or times at which such restrictions will lapse, will be determined by the Compensation Committee at the time the Award is made. The Compensation Committee may determine at the time an Award of Restricted Share Units is granted that such Award may accrue dividend equivalent rights during the restriction period. Accrued dividend equivalent rights (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Restricted Share Units or forfeited upon the forfeiture of Restricted Share Units. The agreement evidencing Awards of Restricted Share Units will set forth the terms and conditions of such Awards upon a Participant’s termination of employment or service. The extent, if any, to which the restrictions on Restricted Share Units will lapse upon a Change in Control will be determined by the Compensation Committee at the time of the grant of the Award of Restricted Share Unit and set forth in the agreement evidencing the Award.

Restricted Shares: The Compensation Committee may grant Restricted Shares to Participants. The terms of such Award shall include the restrictions placed on such Award and the time or times at which such restrictions will lapse, as determined by the Compensation Committee at the time the Award is made. The agreement evidencing Awards of Restricted Shares will set forth the terms and conditions of such Awards upon a Participant’s termination of employment or service. The extent, if any, to which the restriction on Restricted Shares will lapse upon a Change in Control will be determined by the Compensation Committee at the time of the Award of Restricted Shares and set forth in the agreement evidencing the Award. During the restriction periods, dividends will accrue and will be paid to the Participant only if the Restricted Shares vest.

Unrestricted Shares: The Board may issue unrestricted shares to the non-management Trustees in lieu of cash fees.

Other Share-Based Awards: The Compensation Committee may grant awards of capital stock other than Common Shares and other awards that are valued in whole or in part by reference to or are otherwise based on, Common Shares, including, for example, profits interests in our Operating Partnership, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine. The extent, if any, to which the restrictions on Other Share-Based Awards will lapse upon a Change in Control will be determined by the Compensation Committee at the time of the grant of the Award of Other Share-Based Awards and set forth in the Agreement evidencing the Award.

Additional Information

The Compensation Committee has the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Amended 2020 Plan and all Awards granted thereunder. The Compensation Committee, in its discretion, may require deferral election forms or decide to grant or unilaterally modify any Award consistent with the Compensation Committee’s interpretation of the requirements of the Code.

The Amended 2020 Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to an Option or Award, the Participant may make a written election to have withheld a portion of the Common Shares issuable to him or her having an aggregate Fair Market Value equal to the required withholding taxes.

The Compensation Committee has the authority at the time a grant of Options or an Award is made to award designated Optionees or Participants tax bonuses that will be paid on the exercise of such Options or payment of such Awards. The Compensation Committee will have full authority to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

Unless earlier terminated in accordance with its terms, the Amended 2020 Plan will automatically terminate ten (10) years after the later of (i) the effective date of its adoption by the Board or (ii) the most recent increase in the share reserve approved by shareholders. The Board of Trustees may terminate or amend the Amended 2020 Plan at any time, except that (i) no such amendment or termination may adversely affect outstanding Awards, and (ii) to the extent necessary under applicable law or securities exchange rule, no amendment will be effective unless approved by shareholders.

Certain Federal Income Tax Consequences

In general, an Optionee will not recognize taxable income upon grant or exercise of an Incentive Share Option and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Share Option. (However, upon the exercise of an Incentive Share Option, the excess of the fair market value on the date of the exercise of the Common Shares received over the exercise price of Common Shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Share Option to qualify for the foregoing tax treatment, the Optionee generally must be an employee of the Company or a Subsidiary from the date the Incentive Share Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

If the Optionee has held the Common Shares acquired upon exercise of an Incentive Share Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Common Shares by the Optionee, the difference, if any, between the sale price of the Common Shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the Optionee does not satisfy these holding period requirements, the Optionee will recognize ordinary income at the time of the disposition of the Common Shares, generally in an amount equal to the excess of the fair market value of the Common Shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the Common Shares were sold more than one year after the Option was exercised. If the Optionee sells the Common Shares prior to the satisfaction of the holding period requirements but at a price below the Fair Market Value of the Common Shares at the time the Option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the Option. Subject to Section 162(m) of the Code, the Company will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

In general, an Optionee to whom a Nonqualified Share Option is granted will recognize no income at the time of the grant of the Option. Upon exercise of a Nonqualified Share Option, an Optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price of the Option (special rules may apply in the case of an Optionee who is subject to Section 16(b) of the Exchange Act). Subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income.

Under certain circumstances, the accelerated vesting of Options or the accelerated lapse of restrictions on other Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

Section 162(m) of the Code and the regulations thereunder generally disallowed the Company a federal income tax deduction for compensation paid to the chief executive officer and certain other current and former executive officers to the extent such compensation paid to any of such individuals exceeds one million dollars in any year.

New Plan Benefits

Because the grant of Awards under the Amended 2020 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of Common Shares that will in the future be received by or allocated to any participant in the Amended 2020 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2020 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2022: each Named Executive Officer; all current executive officers, as a group; all current trustees who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Stock Awards
			Number of
	Dollar Value		Awards
	($)(1)		(#)(2)
Named Executive Officers

Kenneth F. Bernstein, President & CEO	5,294,636		341,118
John Gottfried, EVP & CFO	1,983,689		108,842
Jason Blacksberg, EVP & CLO	1,195,542		65,054
Joseph Napolitano, SVP & CAO	1,029,043		56,040
All current executive officers, as a group	9,502,910	(3)	571,054
All current trustees who are not executive officers, as a group	1,351,063	(3)	66,406
All current employees who are not executive officers, as a group	2,884,674	(3)	139,929

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)
Represents the maximum amount that can be earned.

(3)
Represents the aggregate grant date fair value for the group.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting is required to approve the Amended 2020 Plan.

The Board of Trustees unanimously recommends that the shareholders vote “FOR” the approval of the Amended 2020 Plan.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted “FOR” the approval of the Amended 2020 Plan.

Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in “street name” are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

PROPOSAL 5 - ADVISORY APPROVAL ON FREQUENCY OF VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, the Company is also required to seek a non-binding advisory shareholder vote regarding the frequency of submission to shareholders of a “say on pay” advisory vote such as set forth in Proposal 3 above. The Dodd-Frank Act specifies that shareholders be given the opportunity to vote on executive compensation programs either annually, every two years or every three years. Although this vote is advisory and non-binding, the Board of Trustees will review voting results and give serious consideration to the outcome of such voting.

The Board of Trustees has determined that an advisory shareholder vote on executive compensation annually is the best approach for the Company and its shareholders. The primary focus of the disclosure of the compensation of the Company’s Named Executive Officers required to be included in the Company’s proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee evaluates the compensation of the Company’s Named Executive Officers each year. An annual say-on-pay resolution will provide the Board of Trustees and the Compensation Committee with the clearest feedback regarding compensation of the Company’s Named Executed Officers. This feedback may then be considered by the Compensation Committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to shareholders on an annual basis is not expected to impose any substantial additional costs on the Company.

Vote Required; Recommendation

The option (every one, two or three years) receiving a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be the option recommended by shareholders. However, if no option receives a majority of the votes cast, the Board of Trustees will consider the option receiving the highest number of votes cast by shareholders to be the frequency that has been recommended by shareholders. However, because this vote is advisory and not binding on the Board of Trustees or the Company in any way, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option that received the most votes by the shareholders.

The Board of Trustees recommends a vote for “ONE-YEAR” on Proposal 5 regarding the frequency of the advisory shareholder vote to approve the compensation of the Named Executive Officers in accordance with the compensation rules of the SEC.

Unless otherwise indicated by a shareholder on a proxy and except with respect to broker non-votes, shares will be voted for a frequency of “ONE-YEAR.”

Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold Common Shares on behalf of clients in “street name” are not permitted to vote such Common Shares if the client does not provide instructions.

For additional information regarding voting requirements, see “Outstanding Shares and Voting Rights” above.

BOARD OF TRUSTEES

Trustee Meetings and Attendance

During 2022, the Board of Trustees held nine telephonic meetings and one in person meeting, the Audit Committee held seven telephonic meetings and one in person meeting, the Compensation Committee held three telephonic meetings, the Nominating and Corporate Governance Committee held six telephonic meetings and the Investment/Capital Markets Committee held numerous telephonic discussions to discuss potential transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. Trustee attendance for Board meetings and committee meetings on which a Trustee served was 97%.

The Company does not have a formal policy requiring Trustees to be present at the Annual Meeting, although the Company does encourage their attendance. All of the Trustees virtually attended the 2022 Annual Meeting of Shareholders.

Board Leadership Structure

The Board's Lead Trustee and the Company's Chief Executive Officer generally provide leadership of the Board. The Company does not have a chairperson of the Board. Mr. Wielansky, an independent Trustee who serves as a member of the Investment/Capital Markets Committee, has been selected by the Board to serve as the Lead Trustee. The duties of the Lead Trustee include, without limitation, the following:

•
to chair and facilitate discussions among the independent Trustees;
•
to facilitate communication between the independent Trustees, the Chief Executive Officer and management;
•
to facilitate proper flow of information to the Board by reviewing the adequacy and timing of materials in support of management’s proposals;
•
to assist in the planning and preparation of meetings of the independent Trustees and meetings of the Board, including the preparation of the agendas for such meetings;
•
to ensure that members of the Board are contributing to Board discussions as needed;
•
to discuss committee structure, including assignments of members and committee chairpersons, with the Nominating and Corporate Governance Committee, as needed;
•
to be available to participate in any and all committee meetings, as needed;
•
to act, individually or in addition to other Trustees, as the spokesperson of the independent Trustees in matters dealing with external groups: shareholders, creditors, consumer groups, local communities, federal, state and local governments and the press, as appropriate; and
•
to carry out other duties as requested by the Chief Executive Officer and Board as a whole, depending on need and circumstances.

The Lead Trustee has final say on the agenda for all Board meetings.

The Chief Executive Officer presides over the regular meetings of the Board of Trustees, calling each meeting to order and leading the Trustees through the agenda items. The Lead Trustee presides over all meetings of non-management Trustees held in executive session. “Non-management” Trustees are all those who are not Company officers and include Trustees, if any, who are not “independent” by virtue of the existence of a material relationship with the Company (although all of the current non-management trustees are also independent). An executive session is held in conjunction with each regularly scheduled Board meeting and other executive sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. The Lead Trustee's responsibilities are more fully described in the Company's Corporate Governance Guidelines, which are available on the Company's website at www.acadiarealty.com in the “Investors - Corporate Governance” section. Please note that the information on, or accessible through, the Company's website is not incorporated by reference in this Proxy Statement.

Because the Chief Executive Officer is the Trustee most familiar with the Company's business and industry and best equipped to effectively identify strategic priorities and lead the discussion regarding the execution of the Company's strategy, he usually leads discussion at Board meetings. Independent Trustees and management have different perspectives and roles in strategy development.

The Company's independent Trustees bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that its leadership structure is appropriate because it results in an appropriate balance between independent leadership through the use of a Lead Trustee and strategic considerations, which result from the Chief Executive Officer leading the discussions on most Board topics.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/Capital Markets Committees. Each committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The functions of each committee, are detailed in its respective committee charter, which may be found, in addition to the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy, on the Company’s website at www.acadiarealty.com in the “Investors - Corporate Governance” section. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. Copies of these materials are also available to shareholders upon written request to the Company's Corporate Secretary, Acadia Realty Trust 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580.

Audit Committee

The Audit Committee has authority to engage the Company's independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee's examinations and the choice of the Company's independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or any of its subsidiaries.

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is “independent,” as defined by the listing standards of the New York Stock Exchange and at least one of whom is an “audit committee financial expert,” as that term is defined by the SEC.

The following Trustees are members of the Audit Committee: Ms. Thurber (Chair), Mr. Denien, Mr. Spitz and Mr. Kellar. Mr. Kellar has served as a member of the Audit Committee since 2004, Mr. Denien was appointed a member in 2022, Mr. Spitz was appointed a member in 2010, and Ms. Thurber has been on the Audit Committee since 2016. The Board has determined that each of these members meets the independence requirements for members of audit committees prescribed by the listing standards of the New York Stock Exchange. The Board has determined that Mr. Kellar, Mr. Denien and Ms. Thurber are each an “audit committee financial expert,” as that term is defined by the SEC. See the biographical information for Ms. Thurber, Mr. Denien and Mr. Spitz in “PROPOSAL 1 - ELECTION OF TRUSTEES” for their relevant experience.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s incentive plan and recommending to the full Board the compensation of the executive officers of the Company. The Compensation Committee, either as a committee or together with the other independent Trustees (as directed by the Board), is responsible for determining and approving the Chief Executive Officer's compensation level. In addition, the Compensation Committee evaluates the Chief Executive Officer's performance, coordinates and reviews the Company's succession plans related to the Chief Executive Officer and other executive officers and reports the status of such plans to the Board annually.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, with all committee members being “independent” as defined by the listing standards of the New York Stock Exchange.

The members of the Compensation Committee during the last fiscal year were Messrs. Spitz (Chair), Kellar and Crocker and Ms. Thurber. Mr. Spitz and Mr. Crocker have served as members since 2007, Mr. Kellar has served as a member since 2004 and Ms. Thurber has served as a member since 2016. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. See “Acadia Realty Trust Compensation Committee Report” below.

For information relating to the compensation consultant hired by the Compensation Committee, see “Role of the Independent Compensation Consultant and Use of Peer Group Data” in “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

During 2022, none of the Compensation Committee members (i) were officers or employees of the Company or any of its subsidiaries; (ii) were former officers of the Company or any of the Company's subsidiaries or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of the executive officers of the Company served as:

•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, in an instance where one of such entities' executive officers served on the Compensation Committee;
•
a director of another entity, in an instance where one of such entities' executive officers served on the Compensation Committee; or
•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, in an instance where one of such entities' executive officers served as a Trustee of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending nominees for Trustees and Board committee membership to the Board. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company's Corporate Governance Guidelines and overseeing the Company’s ESG efforts. The Nominating and Corporate Governance Committee Charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange.

Members of the Nominating and Corporate Governance Committee during the last fiscal year were Ms. Luscombe (Chair), who has served since 2005, Mr. Crocker, who has served since 2005, Mr. Zoba who has served since 2015, and Mr. McIntyre, who has served since 2021. During 2023, Ms. Luscombe retired from the Board and Mr. Zoba has taken over as chairperson and Ms. Woodhouse was appointed as a member. The Board of Trustees has determined that these members are independent within the meaning of the listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Company's Corporate Secretary at Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580, and should include all information relating to such person that is required to be disclosed in a proxy statement for the election of Trustees or is otherwise required pursuant to Regulation l4A under the Exchange Act. Shareholders must also include the nominee's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation is made must include their names and addresses as they appear on the Company's books, as well as the class and number of Common Shares of the Company that they beneficially own. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from Trustees, management, employees or outside consultants. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Committee received no shareholder recommendations for candidates for the Board of Trustees for this Annual Meeting. Under the Company's current Bylaws, if a shareholder wishes to put forward a nominee for Trustee, it must deliver notice of such nominee to the Company's Corporate Secretary not less than 120 days and no more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. See “Submission of Shareholder Proposals” below.

Trustee Qualifications and Review of Trustee Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Trustees regarding the size and composition of the Board. The Nominating and Corporate Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds and contains at least the required minimum number of independent Trustees. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company to execute its strategic plan and achieve its objectives. In the event the Nominating and Corporate Governance Committee determines that additional expertise is needed on the Board, or if there is a vacancy, the Nominating and Corporate Governance Committee expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Company's strategic plan can be summarized in the following broad categories:

•
Maintain a strong balance sheet;
•
Maintain a strong core portfolio;
•
Enhance the Company's external growth platform; and
•
Utilize its experienced management team.

In evaluating a Trustee candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company, including the knowledge, experience, integrity and judgment of the candidate; the potential contribution of the candidate to the diversity of experience, competencies, and backgrounds, including diversity with respect to race, gender, and geography required by the Board; the candidate's ability to devote sufficient time and effort to his or her duties as a Trustee; independence and willingness to consider all strategic proposals and oversee the strategic direction of the Company; and any other criteria established by the Board, as well as other core competencies or technical expertise necessary to fill all of the committees of the Board. The Nominating and Corporate Governance Committee formally committed in its charter to seek to include candidates with a diversity of race, ethnicity, and gender in the pool from which it selects Trustee candidates.

The Nominating and Corporate Governance Committee will seek to ensure that each nominee meets the foregoing criteria and also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas:

•
General real estate experience;
•
Real estate investment experience;
•
Asset management experience;
•
REIT experience;
•
Financial expertise;
•
Real estate development experience;
•
Retail real estate expertise;
•
Public company board service;
•
Corporate governance expertise;
•
CEO experience;
•
Experience in risk management;
•
Experience in mergers and acquisitions; and
•
Experience in supporting strategy and growth of the retail leasing business.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the “Investment Committee”) has been established for the primary purpose of (i) screening all transactions that are within certain defined pre-approval limits to ensure such transactions are within such limits, (ii) acting as the pricing committee for all equity offerings and (iii) for other investments and capital market transactions, exercising such authority as is given to it from time to time by the Board of Trustees.

The Investment Committee Charter requires that it be comprised of at least three members, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Investment Committee Charter also provides that Company's Chief Executive Officer is a member of the Investment Committee by virtue of his executive position. Messrs. Crocker (Chair) and Wielansky have served as the members of the Investment Committee since the 2004 Annual Meeting, Mr. Spitz has served since 2007 and Mr. Zoba has served since November 2015. The Board of Trustees has determined that Messrs. Crocker, Wielansky, Spitz and Zoba are “independent” within the meaning of the listing standards of the New York Stock Exchange.

CORPORATE GOVERNANCE HIGHLIGHTS

WHAT WE DO

The Company regularly monitors developments in the area of corporate governance and seeks to enhance the Company's corporate governance structure based upon a review of new developments and recommended best practices, taking into account investor feedback. We believe that sound corporate governance strengthens the accountability of our Board and management, and promotes the long-term interests of our shareholders. Below are the highlights of our independent Board and leadership practices:

•
Independent and Diverse Board. We seek to maintain a diverse Board primarily comprised of independent Trustees who represent a mix of varied experience, tenure, skills and backgrounds, including diversity with respect to race, ethnicity and gender, to ensure a broad range of perspectives is represented. We appreciate the value of Board diversity because Trustees with varying perspectives and cultural backgrounds improve the quality of dialogue and strengthen decision-making by the Board. In 2021, our Nominating and Corporate Governance Committee formally committed in its charter to seek to include candidates with a diversity of race, ethnicity and gender in the pool from which it selects Trustee candidates. Eight of our nine Trustees standing for election are independent, including two gender diverse Trustees (following the recent retirement of a third female independent Trustee in January 2023) and one racially and/or ethnically diverse Trustee, reflecting our continued commitment to creating a balanced Board. All members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.
•
Board Refreshment. We are committed to ongoing Board refreshment. Our Nominating and Corporate Governance Committee regularly reviews (on not less than an annual basis) the composition of the Board as a whole and recommends measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds (including diversity with respect to race, ethnicity and gender) to enable the Company to execute its strategic plan and achieve its objectives. Since 2021, we have added three independent Trustees to the Board, two of whom represent gender or racial and/or ethnic diversity.
•
Annual Election of Trustees. Our Board consists of a single class of Trustees who stand for election at each annual meeting.
•
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our Bylaws include a majority voting standard for the election of Trustees in uncontested elections. Any incumbent Trustee who fails to receive the required vote for re-election must offer to resign from our Board of Trustees.
•
Lead Trustee. Our Lead Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the non-management Trustees.
•
Executive Sessions of our Board. An executive session of independent Trustees is held at each regularly scheduled Board meeting.
•
Opt-out of Board Self-Classification Provisions of Subtitle 8. We have opted out of the classified board provisions of Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act, or MUTA), the effect of which is that the Company is prohibited, without the approval of shareholders, from classifying the Board, and the Company may only opt back into such provisions with the affirmative vote of a majority of votes cast by shareholders.
•
No Poison Pill. No Shareholder Rights Plan in effect.
•
Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board as a whole, the committees of the Board and each Trustee individually.
•
Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

•
Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.
•
Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our Trustees, officers and employees.
•
Clawback Policy. Our Board has adopted a formal clawback policy that applies to cash and equity incentive compensation.
•
Anti-Hedging and Anti-Pledging. Our Trustees, officers and employees are subject to anti-hedging and anti-pledging policies.
•
Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes for shareholder consideration and vote. This policy is subject in all respects to the results of proposal 5 at the Annual Meeting.
•
Environmental, Social and Governance (“ESG”). We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders.
•
ESG Oversight. Our Nominating and Corporate Governance Committee oversees our ESG efforts. As tasked in its charter, our Nominating and Corporate Governance is responsible for periodically reviewing our Company’s ESG strategy, practices and policies, and receives updates from management regarding our ESG activities. The Nominating and Corporate Governance Committee reports to our Board on our ESG strategy, practices and policies for further discussion and evaluation by the Board, as needed and appropriate.
•
Bylaw Amendments. Our Bylaws provide that our Board has the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. In addition, shareholders may alter or repeal any provision of the Bylaws and adopt new Bylaws with the approval of a majority of all votes entitled to be cast on the matter.
•
No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards subject to discretion of our Board.
•
Shareholder-Requested Meetings. Our Bylaws permit shareholders to call a special meeting upon the written request of shareholders entitled to cast not less than 40% of all the votes entitled to be cast at such a meeting.
•
Whistleblower Policy. Our Board of Trustees has adopted a “whistleblower” policy.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) ACHIEVEMENTS AND INITIATIVES

ESG Program Overview

We seek to drive financial performance while engaging in environmentally and socially responsible business practices grounded in sound corporate governance. Our ESG program is overseen by the Board’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee periodically reviews our ESG strategy, practices and policies, receives regular updates from management regarding our ESG activities and reports to the full Board for further discussion and evaluation as needed and appropriate. Day-to-day management of our ESG program, including developing and guiding the implementation of our ESG initiatives, is performed by our full-time dedicated Director of ESG and our internal ESG Committee, comprised of senior leaders and representatives from various departments. The ESG Committee meets regularly, at least quarterly, and provides periodic updates on our ESG program to our Chief Executive Officer and the Board.

We have established ESG policies and procedures that inform and guide our ESG approach and drive our ESG goals forward, including a firm wide ESG Policy and a Tenant Sustainability Guide. We have aligned our sustainability practices and reporting to the Global Reporting Initiative (“GRI”) standards and to the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-Related Financial Disclosures (“TCFD”) frameworks. We seek to align our ESG strategy and goals with certain United Nations Sustainable Development Goals (“UN SDGs”), such as goals to combat climate change and to promote the sustainability of our communities. Additionally, we follow the UN Guiding Principles on Business and Human Rights and we support the Universal Declaration of Human Rights.

We are committed to providing transparency and quantitative reporting around our ESG performance. Below are some highlights of our ESG program. Our ESG strategy, qualitative and quantitative goals, and performance are described in more detail in our annual Corporate Responsibility Report which can be found on our website at https://www.acadiarealty.com/sustainability/environmental. Please note that the information on, or accessible through, the Company’s website is not incorporated by reference in this Proxy Statement.

We are proud to highlight the following recent accomplishments and awards of our ESG Program:

ESG Program Priorities

Our strategic priorities along with the key initiatives and goals that support them are set forth below. We continue to make meaningful progress towards our goals. Please refer to our Corporate Responsibility Report for a more detailed description of our goals and progress. All goals will be confirmed and reported on in our Corporate Responsibility Report once performance data for the reporting period is finalized.

ENVIRONMENTAL

Climate Change Resiliency

We are building the resiliency of our portfolio to the physical and transition risks of climate change. For standing investments, we analyze climate-related physical and transition risks, and we consider any identified risks as part of our enterprise risk management and budgeting, and capital improvements processes. Climate-related physical and transition risks are also assessed as part of the due diligence process for acquisitions. Understanding climate-related risks in our portfolio enables us to implement mitigation measures, including increased insurance coverage and physical enhancements, such as waterproofing systems, as necessary. In addition, we established a GHG emissions reduction goal for scope 1 and 2 emissions in our portfolio in an effort to reduce our exposure to, and our contribution to, the negative impacts of climate change.

•
Our Goal: Reduce scope 1 & 2 GHG emissions by 20% by end of 2024 (2019 baseline)

Energy Efficiency & Conservation

We prioritize energy efficiency to try to reduce the amount of GHG emissions generated by our properties. Our energy reduction strategy seeks to reduce energy consumption through a variety of measures, including LED lighting, smart lighting controls upgrades in our parking areas and smart thermostat installations in our vacant tenant spaces. For substantially all of our properties with landlord-controlled parking areas, we have installed LED parking lot lighting and smart lighting controls. We also support water conservation through our initiative to install smart irrigation controls. For substantially all of our properties with landlord-controlled irrigation, we have installed smart irrigation controls. We include a “green” clause in our standard forms of retail lease to align tenant and landlord interests in promoting the sustainability of our properties, which clause provides for, among other requirements, cooperation on environmental and social initiatives, and efficiency upgrades.

•
Our Goals:
o
Install LED lighting and smart lighting controls at substantially all assets with landlord-controlled parking areas
o
Install smart irrigation controls at substantially all assets with landlord-controlled irrigation

Renewable Energy

Our energy reduction strategy is complemented by our renewable energy strategy which seeks to incorporate the use of electricity sourced from on-site and off-site renewable energy projects, such as solar and wind, for the landlord-controlled common areas of our properties. We support renewable energy projects by leasing space at our properties for electric vehicle charging stations and solar panel arrays. This contributes to the production of renewable energy for off-site consumption, and we are evaluating opportunities for onsite offtake and using renewable energy credits (RECs).

•
Our Goal: Incorporate the use of electricity sourced from on-site and off-site renewable energy projects, such as solar and wind, for the landlord-controlled common areas of our properties

SOCIAL

Diversity, Equity and Inclusion (DEI)

DEI are fundamental values of our business. We believe that our potential for success is maximized by having a diverse workforce that is reflective of our society and the communities we serve. Our DEI Program is focused on fostering a professional environment that fully embraces individuals with varied backgrounds, cultures, races, identities, ages, perspectives, beliefs, and values. The four pillars of our DEI Program are awareness, acknowledgment, acceptance and advancement, and our mission is to raise awareness of systemic inequities and promote initiatives to dismantle any such inequities. Through education and awareness – including compulsory unconscious bias training and training dedicated to allyship in 2022 – we are working to establish a corporate culture that is characterized by respect, acceptance, and inclusivity.

•
Our Goals:
o
Increase the diversity of our workforce by achieving at least 1/3 gender and/or ethnic or racial diversity in our summer internship program which provides an opportunity for full employment
o
Increase the diversity of the vendors and contractors engaged in the operation of our properties

Philanthropy and Community Engagement

Employee volunteerism and philanthropy are key areas of focus for our Company. We engage with local charitable and volunteer organizations to connect with those in need and provide support. We also encourage our employees to participate in company-sponsored events and to give back through time, effort, or monetary donations. We value the importance of community engagement through the facilitation of events at our properties. We engage in partnerships with local communities and non-profit organizations to host community events and fundraisers throughout our portfolio.

•
Our Goal: Engage with our communities through philanthropic giving and community service

Employee Satisfaction and Wellbeing

We recognize that our ability to achieve the high standards we set for our Company can best be accomplished by curating a diverse team of top talent. We are committed to fostering an energized and motivated workforce through programs and benefits that promote employee satisfaction, advancement, equity, and inclusion. We have been recognized as a Great Place to Work® based on external employee satisfaction surveys for four consecutive years. We analyze the survey results to identify opportunity areas for enhancing employee satisfaction and engagement.

•
Our Goal: Enhance employee satisfaction, engagement and wellness through annual program assessment, and promote employee advancement

Governance

We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, diversity and transparency. All of our Board members stand for re-election every year. Our Nominating and Corporate Governance Committee regularly reviews (on not less than an annual basis) the composition of the Board as a whole and recommends measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds (including diversity with respect to race, ethnicity and gender) to enable the Company to execute its strategic plan and achieve its objectives. We are committed to ongoing Board refreshment and seek to maintain a diverse Board primarily comprised of independent Trustees who represent a mix of varied experience, backgrounds, tenure and skills to ensure a broad range of perspectives is represented. In 2021, our Nominating and Corporate Governance Committee formally committed in its charter to seek to include candidates with a diversity of race, ethnicity and gender in the pool from which it selects Trustee candidates. We have added three independent Trustees to the Board since 2021, two of whom represent gender or racial and/or ethnic diversity. As of the date of this proxy statement, two of our eight independent Trustees standing for election represent gender diversity (following the recent retirement of a third female independent Trustee in January 2023) and one independent Trustee represents racial and/or ethnic diversity.

Additionally, we regularly monitor developments in the area of corporate governance and seek to enhance our corporate governance structure based upon a review of new developments and recommended best practices, considering investor feedback. We believe that sound corporate governance strengthens the accountability of our Board and management and promotes the long-term interests of our shareholders. Key aspects of our independent Board and leadership practices are further described in the Corporate Governance Highlights section above on page 22.

Our Corporate Governance Guidelines and associated policies mandate an elevated level of excellence from our company, the Board and management. Through transparency, alignment of interests, and removal of potential conflicts of interests, we ensure that our decisions and actions advance the interests of our shareholders, employees, and other stakeholders.

Shareholder Outreach

Our Board and senior management believe that engaging in shareholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach on issues of importance to investors and continually seek to understand better the views of our investors. Our senior management team engages with our shareholders throughout the year in a variety of forums and discusses, among other things, our business strategy and overall performance, executive compensation program, corporate governance and other ESG matters.

Communication with Trustees

You may communicate directly with the Board of Trustees by sending correspondence to the Company's Corporate Secretary at Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board, the independent Trustees or an individual Trustee received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender's instructions.

Risk Oversight

The entire Board and each of its committees are involved in overseeing risk associated with the Company.

Financial and Accounting

The Board and the Audit Committee monitor the Company's financial and regulatory risk through regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent registered public accounting firm, the Audit Committee discusses the scope and plan for the internal audit and the audit conducted by the independent registered accounting firm, and includes management in its review of accounting and financial controls and assessment of business risks.

Governance and Succession

The Board and the Nominating and Corporate Governance Committee monitor the Company's corporate governance policies and procedures by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company's compensation policies and related risks by regular reviews with management and the Committee's outside advisors.

Cyber Security

Cyber security is an integral part of the Board’s and the Audit Committee’s risk analysis and discussions with management. The Company prides itself on protecting the private and sensitive information of its stakeholders. Those who engage with the Company’s technological systems are required to help safeguard the information from unauthorized disclosure, including phishing and hacking. While the Company attempts to mitigate cyber security risks by employing a number of measures, including a dedicated information technology team, employee training and background checks, comprehensive monitoring of the Company’s networks and systems and maintenance of backup systems and redundancy along with purchasing available insurance coverage, the Company’s systems, networks and services remain potentially vulnerable to advanced threats.

Compensation

As part of its oversight of the Company's executive compensation program, the Compensation Committee considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

Code of Business Conduct and Ethics

The Board adopted a Code of Business Conduct and Ethics, which governs business decisions made, and actions taken by, our Trustees, officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.acadiarealty.com under the heading “Investors” and subheading “Corporate Governance”. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our Trustees and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the New York Stock Exchange.

MANAGEMENT

Executive Officers

The executive officers of the Company as of the date of this Proxy Statement are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Kenneth F. Bernstein	61	Trustee, Chief Executive Officer and President	1998	2023
John Gottfried	51	Executive Vice President and Chief Financial Officer	2016	-
Joseph Napolitano	58	Senior Vice President and Chief Administrative Officer	1998	-
Jason Blacksberg	47	Executive Vice President, Chief Legal Officer and Corporate Secretary	2014	-

Kenneth F. Bernstein – biographical information with respect to Mr. Bernstein is set forth under “PROPOSAL 1 - ELECTION OF TRUSTEES,” above.

John Gottfried, age 51, joined the Company in June 2016 as Chief Financial Officer. Mr. Gottfried is responsible for all accounting, financial reporting, budgeting/forecasting, real estate finance, capital market activities, tax and treasury functions. Mr. Gottfried joined the Company after 18 years at PwC, where he was a Partner and most recently served as the assurance leader of PwC’s New York City Real Estate practice. He earned a Bachelor of Science degree in Business Administration from the University of Dayton and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Joseph Napolitano, age 58, has been Senior Vice President and Chief Administrative Officer of the Company since April 2007. He is accountable for managing the Company’s property management, human resources, marketing and information technology disciplines. Mr. Napolitano has been with the Company since January 1995, and has 35 years of real estate experience. Mr. Napolitano has a bachelor’s degree in Business Administration from Adelphi University, is a Master Human Capital Strategist (MHCS) as certified by the Human Capital Institute, is a Certified Property Manager (CPM) by the Institute of Real Estate Management, and is a Real Property Administrator (RPA) certified by the Building Owners and Managers Institute International. Mr. Napolitano is also a board member for DDI (Developmental Disabilities Institute), a non-profit, multi-site agency serving the special needs of children with Autism and other developmental disabilities.

Jason Blacksberg, age 47, serves as Executive Vice President, Chief Legal Officer and Corporate Secretary. Mr. Blacksberg is accountable for leading and executing the Company’s legal strategy and affairs. He also maintains oversight of the Company’s ESG program. Mr. Blacksberg joined the Company in 2014 as Senior Vice President and General Counsel and became Corporate Secretary in 2016. He was promoted to Chief Legal Officer in 2022. Prior to joining the Company, Mr. Blacksberg was Senior Vice President of Investments & Assistant General Counsel at the Trump Organization. Prior to joining Trump, Mr. Blacksberg was an Associate at the law firm of Davis Polk & Wardwell. Mr. Blacksberg began his legal career as a law clerk to Chief Judge Marilyn Huff in the U.S. District Court, Southern District of CA. He received his law degree from Georgetown University Law Center and his bachelor's degree from the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

The “Compensation Discussion and Analysis” section of this Proxy Statement presents the detailed compensation arrangements for the Company's named executive officers (“NEOs”) for fiscal year 2022, which were determined by the Compensation Committee. For the fiscal year ended December 31, 2022, the Company's NEOs and their titles were as follows:

•
Kenneth F. Bernstein - President and Chief Executive Officer (“CEO”);

•
John Gottfried - Executive Vice President and Chief Financial Officer (“CFO”);

•
Joseph Napolitano - Senior Vice President and Chief Administrative Officer (“CAO”); and

•
Jason Blacksberg – Executive Vice President, Chief Legal Officer and Corporate Secretary (“CLO”).

Our Distinctive Business Model

We are an equity REIT focused on delivering long-term, profitable growth via our dual – core and opportunity fund – platforms. We stive to accomplish this goal by building what we believe to be a best-in-class, location-driven core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors. We also manage opportunistic and value-add investments through our series of discretionary, institutional funds.

The Company attributes its success to its distinctive business model and to its uncompromising commitment to three core attributes:

1.

Stay focused. The Company executes its strategy by focusing on four key business strengths: enhancing its core portfolio, maintaining a strong balance sheet, launching profitable external growth initiatives and energizing the Acadia team.

2.

Maintain discipline. The very nature of the Company's business is long-term, with horizons measured in years, not quarters. The Company waits patiently for the right opportunities to present themselves and makes strategic decisions that are driven by its commitment to sustain growth over the long term.

3.

Provide value. The Company believes that the value it consistently creates and delivers is one of the attributes most admired by its varied constituency, consumers who shop in its centers, retailers who lease its properties, loyal shareholders who rely on its expertise, its business partners and the talented employees who are the face of Acadia.

2022 Performance Highlights

In 2022, we delivered substantial growth, tracking towards the high end of set acquisition goals, while sourcing equity for deals at prices in excess of NAV, and continued to deploy capital through our Fund platform as markets and our stock price declined. Our 2022 financial and operational performance was highlighted by significant growth including:

FFO per Share Growth (as adjusted) 7.2%	Core Occupied Rate 92.7%	Same-Store NOI Growth 6.3%	Recognized as Green Lease Leader Gold Status
Year-Over-Year	As of December 31, 2022	Full Year 2022	In 2022

Refer to page 51 of the Company’s Form 10-K as filed with the SEC for the fiscal year ended December 31, 2022 for a reconciliation of net income to FFO per Share.

In addition to the key performance highlights listed above, other key performance indicators of our 2022 success includes:

Strategic Transactions

•
Executed $421 million in Core Portfolio investments and $30 million in dispositions
•
Executed $160 million in Fund investments and $244 million in dispositions

Balance Sheet

•
97% of Core Portfolio debt was fixed as of December 31, 2022 with no material scheduled Core debt maturities until 2026

•
Closed a $75 million seven-year unsecured term loan in July to repay outstanding amounts under the revolving credit facility
•
Net Debt to Adjusted EBITDA – Core Portfolio of 6.4x (as compared to 6.2x at year-end 2021)
•
Paid quarterly dividends of $0.18 per share in 2022 (increased from $0.15 per share in 2021)

2022 Compensation Highlights

The Company's success depends on developing, motivating and retaining executives who have the skills and expertise to lead a REIT that uses both a traditional core portfolio and a fund platform. Our executive compensation program supports this business model and aligns management’s interests with its shareholders and fund investors. We believe our compensation program demonstrates a strong pay-for-performance alignment that is consistent with value being created for shareholders given that:

•
Pay-for-Performance Alignment – Our incentive programs are based on challenging goals and are subject to meaningful changes in payout levels depending on our annual and long-term performance results. Over the past three years, our CEO’s annual cash incentives have paid out between 85% to 142% of target and our performance-based long-term incentives for our NEOs have been earned between 0% and 18% of target units granted. For 2022, the compensation committee established objective metrics for the cash incentive program that were more rigorous than the public guidance provided by the Company. As a result of our strong performance, including FFO growth of 7.2% as adjusted, the 2022 cash incentives funded above target. By comparison, our performance-based long-term incentives funded no payout consistent with our TSR performance and the long-term investment alignment program yielded no payout since our fund performance has not exceeded a 6% preferred rate of return.
•
2022 Annual Incentive Highlights – For 2022, we used a formulaic cash bonus that was based 70% on pre-established corporate financial metrics (as compared to 60% in 2021) to further reinforce our pay-for-performance structure and emphasis our financial results in calculating bonus payouts. The remainder of the bonus was based on the achievement of other strategic corporate objectives (10%) and individual performance (20%).
•
Performance-Based LTI Awards Highlights – In accordance with our pay for performance philosophy, our NEOs compensation is materially impacted by our long-term TSR performance and as a result, our executives have forfeited significant value and no replacement awards were granted as follows:

Award	Performance Period	Status as of December 31, 2022
2018 Award	1/1/2018 – 12/31/2020	18% of Target Earned
2019 Award	1/1/2019 – 12/31/2021	0% Earned
2020 Award	1/1/2020 – 12/31/2022	0% Earned
2021 Award	1/1/2021 – 12/31/2023	Tracking Below Threshold
2022 Award	1/1/2022 – 12/31/2024	Tracking Below Threshold

It is important to note that the forfeited compensation in the above table does not impact the amounts disclosed in the Summary Compensation Table but significantly impacts the realized compensation for our NEOs (consistent with our pay-for-performance philosophy).

•
Significant Alignment with Stakeholders – Most of the compensation paid to our executives is in the form of equity awards subject to five-year vesting periods tying the majority of executive pay to the Company’s long-term Total Shareholder Return (“TSR”) performance.
•
Half of the total long-term incentive awards granted for 2022 were in the form of time-based LTIP Units that vest ratably over a five-year period based on continued service, which is significantly longer than the average 3-year period used in the REIT industry. Additionally, our CEO is subject to an additional 2-year post-vesting holding period on all time-based and performance-based LTIP Units.
•
Half of the total long-term incentive awards granted for 2022 were in the form of performance-based LTIP Units that only vest at the end of three years if (i) relative TSR goals are achieved (represents 75% of the award); and (ii) same-store NOI goals are achieved (represents 25% of the award). Same-store NOI rewards organic growth in our existing portfolio and is an important measure of the Company’s long-term success. Any earned performance-based LTIP Units are not fully vested until two years following the end of the performance period to further promote retention.
•
We also maintain the long-term incentive alignment program to ensure alignment with our fund investors, which is based on the fundamental principle that participants should only realize value if a particular fund has achieved significant success by generating more than a 6% per annum preferred rate of return on its portfolio of investments and typically involves value creation over a seven- to ten-year period.
•
Commitment to Strong Governance – We are committed to maintaining strong governance features that effectively provide risk oversight of our compensation structure including:

•
Share ownership requirements, including 10x base salary for our CEO
•
Anti-hedging and anti-pledging policies
•
Long-term vesting requirements on equity awards
•
Post-vesting holdings requirements for CEO equity awards
•
Caps on annual cash awards and equity award payouts
•
Multiple performance factors tied to our overall business strategy
•
Range of payouts (not all-or-nothing)
•
Clawback policy for executive officers

Shareholder Say-on-Pay Vote

At the 2022 Annual Meeting, the Company’s shareholders approved, on a non-binding advisory basis, the Company’s executive compensation plan with an affirmative vote of approximately 96.8% of the votes cast on the matter, which the Company believes affirms strong shareholder support of its executive compensation program. The Compensation Committee is committed to reviewing the results of the advisory say-on-pay vote, market practices and governance standards on an annual basis and making changes as appropriate.

Compensation Program Objectives

Our executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee's Charter that is available on the Company's website at www.acadiarealty.com in the “Investors - Corporate Governance” section. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement. The Compensation Committee's executive compensation objectives for NEOs are as follows:

•
Motivating the Company's NEOs to create maximum shareholder value.
•
Providing incentives to the Company's NEOs that reward dedication, hard work and success.
•
Providing a compensation program that ensures “pay for performance”.
•
Aligning the interests of the Company's NEOs and shareholders as closely as possible.
•
Aligning the interests of the Company's NEOs and the Company's external fund investors as closely as possible.
•
Creating the right mix of long-term incentives to motivate and retain the Company's NEOs.
•
Creating an incentive compensation program that can go beyond the Company's NEOs and be utilized throughout the organization.

How We Determine Compensation

The following sections describe the components of the Company's executive compensation program and the process for determining the compensation of the NEOs. The process includes input from the CEO (except with respect to his own compensation), the Compensation Committee and the Board of Trustees and an objective review of the Company's performance, the individual NEOs performance and the performance of the business unit that reports to each individual NEO. For a discussion of compensation for the members of the Board of Trustees, see “Board of Trustees Compensation” below.

Compensation Committee	CEO and Company Management	Compensation Consultant
•
Exercises independent discretion with respect to executive compensation matters
•
Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs
•
Recommends individual targets and actual compensation for the executive officers
•
Evaluates performance, determines, and approves compensation levels for the CEO
• CEO provides input on individual performance and results against key business goals • Provides additional information as requested by the Compensation Committee
•
Advises the Compensation Committee on competitive benchmarking on pay levels, practices, and governance trends
•
Assists with peer group selection and analysis
•
Reviews and advises on recommendations, plan design and establishing incentive plan goals

Role of the Compensation Committee

The Compensation Committee recommends compensation for our NEOs to the full Board and consists of four independent Trustees. The purposes and responsibilities of the Compensation Committee include the following:

•
Determine and approve (on its own or together with other independent Trustees) the CEO’s compensation level, as well as evaluate the CEO’s performance;
•
Make recommendations to the Board with respect to the compensation of the executive officers other than the CEO; and
•
Coordinate and review the Company’s succession plans related to the CEO and other executive officers.

Role of Management and the Chief Executive Officer in Setting Executive Compensation

On an annual basis, the Compensation Committee considers market competitiveness, business results, experience and individual performance when evaluating executive compensation. The process includes input from the CEO (except with resppect to his own compensation), including recommending for Compensation Committee approval the financial performance goals for annual incentives. Targets are set in order to drive both annual performance and long-term value creation for shareholders. The CEO is subject to the same financial performance goals as other executives, all of which are approved by the Compensation Committee. Upon the recommendation of the Compensation Committee, all final decisions affecting executive compensation are made by the entire Board of Trustees.

Role of the Independent Compensation Consultant

In 2022, the Compensation Committee engaged the services of an outside independent compensation consultant, Ferguson Partners Consulting (“FPC”), to assist it in evaluating the compensation program and determining the appropriate amounts, types and mix of compensation for executive officers in order to achieve the overall objectives as described above. FPC assisted the Compensation Committee in formulating plans for 2023 as well as making decisions with respect to year-end 2022 compensation. The Compensation Committee has the sole authority to retain and terminate the independent compensation consultant and approve fees and other engagement terms. The Compensation Committee has determined FPC is independent from management based upon the consideration of the final rules adopted by the SEC to implement Section 952 of the Dodd-Frank Act.

Use of Peer Group Data

Each year, we review the peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FPC prepared for the Compensation Committee a peer group using the following selection criteria:

•
Retail property focus (shopping centers and regional malls); and
•
Companies that are approximately no less than one-third (1/3) and no more than 3x the size of the Company in terms of implied market capitalization or total capitalization, and (to a lesser extent) evaluated companies’ number of properties and number of employees in evaluating the size and scope of operations.

Based on this assessment, we revised our peer group as follows:

•
Peer Group Additions: InvenTrust Properties Corp. – a new publicly traded shopping center REIT that was listed on the NYSE in October 2021
•
Peer Group Removals: Retail Properties of America – acquired in October 2021; Seritage Growth Properties – terminated its REIT status as part of its strategic review; and Pennsylvania Real Estate Investment Trust – companies market capitalization is outside of the defined size parameters (was approximately $20 million at the time the peer group was established)

For 2022, our executive compensation peer group consisted of the following 12 companies (which peer group the Company carefully selected to include the most similar competitors based on size and asset holdings, so that comparisons of our compensation structure to such peers would be meaningful):

Total Capitalization
($ Millions)
$4,053
$5,513
AKR
Peer Group Median
Implied Market Cap
($ Millions)
$1,530
$2,490
AKR
Peer Group Median

2022 Peer Group
Agree Realty Corporation	RPT Realty
Brixmor Property Group Inc.	SITE Centers Corp.
InvenTrust Properties Corp.	Spirit Realty Capital, Inc.
Kite Realty Group Trust	Tanger Factory Outlet Centers, Inc.
Phillips Edison & Co., Inc.	The Macerich Company
Retail Opportunity Investments Corp.	Urban Edge Properties

Source: As reported by S&P Global Market Intelligence on June 30, 2022

Following recent disruption in the retail REIT industry, the Compensation Committee determined that the above companies were the most appropriate peers, including some peers with larger implied equity market capitalization. This determination was made after considering that (i) stock price volatility has resulted in year-to-year inconsistency in evaluating the relative size of the Company to peers using only market cap; (ii) the Company’s fund platform results in significant off-balance assets under management which are managed by our executives and are not fully reflected in market cap; and (iii) peer group continuity is important during this period of market consolidation to ensure that market trends can be appropriately assessed.

The Compensation Committee, with the help of our independent compensation consultant, reviews the compensation practices of the Peer Group in order to evaluate market trends and compare the Company's compensation program with its competitors. Based in part on this data and analysis, the Compensation Committee develops a market competitive compensation plan that is intended to maintain the link between corporate performance and shareholder returns. FPC also reviewed the proposed recommendations made to the Compensation Committee by management and provided commentary regarding the reasonableness of such pay programs and pay level adjustments. While the Compensation Committee does not aim to target any particular peer group percentile, it does review market data for the Peer Group to assess the competitiveness of the pay opportunities. For 2022 target compensation, our CEO’s annual compensation was below the 25th percentile of the executive compensation peer group. After factoring in the potential future value of the Long-Term Incentive Alignment Program and the benefit of the Bonus Exchange Program, Mr. Bernstein’s compensation would approximate the median of the executive compensation peer group.

Elements of Compensation

The Company’s primary components of compensation for its executive officers are base salary, annual incentives, and annual long-term incentive compensation. The Company seeks to maintain a competitive total compensation package that aligns the economic interest of the executives with that of shareholders while maintaining sensitivity to multiple factors including the Company’s fiscal year budget, annual accounting cost and the impact to share dilution.

Base Salary

The Compensation Committee reviewed the base salaries of the NEOs and consistent with the Company’s philosophy to offer competitive salaries to key executives relative to peers while providing most compensation in the form of variable, at-risk incentives noted the following:

•
Base salary is intended to represent the smallest component of compensation for our NEOs and only reflected 15% of our CEO’s target annual compensation;
•
Our CEO’s salary had not been adjusted since 2019 and was significantly below the Peer Group. The Compensation Committee decided to increase Mr. Bernstein’s 2022 salary to a more competitive amount but continue to emphasis variable compensation elements. Thus, it was determined an increase in salary to the 25th percentile of the Peer Group was appropriate. Our CEO’s base salary will continue to only be adjusted on a periodic basis and accordingly, Mr. Bernstein’s salary was not increased for 2023; and
•
Other NEO’s base salaries are intended to approximate the median of our Peer Group, while also being sensitive to internal equity factors.

The Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved the increase in NEO base salaries in early 2022, as follows:

Named Executive Officer	2022 Base Salaries	2021 Base Salaries	% Change
Ken Bernstein, President & CEO	$850,000	$700,000	21.4%
John Gottfried, EVP & CFO	475,000	463,000	2.6%
Jason Blacksberg, EVP & CLO	455,000	445,000	2.2%
Joseph Napolitano, SVP & CAO	375,000	365,000	2.7%

Annual Incentives

Each executive’s annual incentive opportunity is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with varying total cash compensation contingent on Company and individual performance. 2022 NEO’s target percentages remained unchanged and threshold and maximum percentages of base salary for our NEOs were recalibrated for consistency so that each NEO’s threshold bonus equals 60% of target and each NEO’s maximum bonus equals 180% of target, as follows:

Executive	Threshold	Target	Maximum
Ken Bernstein, President & CEO	105%	175%	315%
John Gottfried, EVP & CFO	45%	75%	135%
Jason Blacksberg, EVP & CLO	45%	75%	135%
Joseph Napolitano, SVP & CAO	45%	75%	135%

In early 2022, the Compensation Committee approved a formulaic cash bonus that was based 70% on pre-established corporate financial metrics (as compared to 60% in 2021) to further reinforce our pay-for-performance structure and emphasizes our financial results in calculating bonus payouts. The remainder of the bonus was based on the achievement of other strategic corporate objectives (10%) and individual performance (20%), as described below:

Performance Criteria	Weighting	Rationale for Including in Plan

FFO/share (before special items)	22.5%	Encourages focus on profitability as measured by the most frequently referenced REIT earnings measure
Occupied Rate – Core Portfolio	20.0%	Seeks to reward executives for maintaining high occupancy level
Leverage (Net Core Debt to EBITDA)	7.5%	Encourages management to reduce leverage to improve the Company's ability to successfully operate during periods of economic challenge and ensure reasonable leverage levels are maintained
Acquisition Activity	20.0%	Motivates management to execute our growth strategy that involves deploying capital to achieve accretive portfolio growth
Executing the Strategic Plan	10.0%

Given that the majority of our compensation is based on pre-established metrics and goals, allows for a subjective assessment of performance on a more holistic basis and considers factors that may not be quantifiable

Individual Performance	20.0%	Represents the executive's success in fulfilling his or her responsibilities to the Company and in executing the Company's strategic business plan

2022 Annual Incentive Measures

In early 2022, the Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved an annual incentive program that was consistent with our annual business plan. The annual incentive plan is predominantly based on the achievement of objective Company financial performance goals. The objective financial measures are designed to be useful in evaluating our short-term financial performance and require significant outperformance to achieve maximum.

Our goal setting process is based on (i) a review of the Company’s annual budget approved by the Board, and (ii) a review of current market expectations. For 2022, the target ranges for FFO/share, Core Portfolio occupied rate, and acquisition activity were consistent with the Company’s internal budgets with targets set at the midpoint of the ranges. Core Debt to EBITDA was consistent with our investment strategy and within acceptable leverage expectations in the retail REIT industry, which is subject to change on an annual basis. The Occupied Rate goal is not directly comparable to the 2021 goal, which was based on Leased Rate. Additionally, the Occupied Rate is subject to change based on external factors like anticipated tenant move-outs, tenant bankruptcies, etc.

Our 2022 annual incentive goals were as follows, with actual results achieved in 2022 shown for each measure:

Performance Criteria	Weighting	Threshold	Target	Maximum	Actual Results
FFO/share (before special items)	22.5%	$1.09	$1.15	$1.25	$1.18
Occupied Rate – Core Portfolio	20.0%	89.50%	91.50%	93.50%	92.70%

Leverage – Net Core Debt/EBITDA	7.5%	7.50x	6.50x	6.40x	6.40x
Acquisition Activity (in $mm)	20.0%	$300.0	$500.0	$1,000.0	$581.60
Executing the Strategic Plan Maintain a high-quality core portfolio of retail assets Maintain a disciplined growth strategy that enables opportunistic investing	10.0%	1.00	3.00	5.00	3.00 (see below)
Individual	20.0%	1.00	3.00	5.00	See Below
Total	100%

Executing the Strategic Plan Measure

In early 2022, the Compensation Committee recommended, and the Board of Trustees approved the Company’s strategic goals for 2022. The strategic goals are structured to provide our management with the flexibility to assess and best execute the strategic plan given the unpredictable nature of the retail sector. However, the assessment of their success in maintaining the strategic goals is based on measurable achievements and tangible results. The Company’s achievement of the 2022 strategic performance goals is outlined below and resulted in a target performance rating of 3.0:

2022 Strategic Goal	Related Accomplishments
Maintain a high-quality core portfolio of retail assets
•
Delivered same-store NOI growth of 6.3% (in excess of guidance)
•
Core Portfolio occupancy remains strong with 92.7% occupied as of December 31, 2022 (gain of 2.7%)
•
Continued to grow and expand the Company’s ESG program, implementing new policies and progressing on environmental goals; Named a 2022 Green Lease Leader Gold Status

Maintain a disciplined growth strategy that enables opportunistic investing
•
Core Portfolio:
•
97% of Core Portfolio debt was fixed as of December 31, 2022 with no material scheduled Core debt maturities until 2026
•
Executed $421 million in Core Portfolio investments and $30 million in dispositions
•
Fund Portfolio:
•
Executed $160 million in Fund investments and $244 million in dispositions
•
Investment period of Fund V extended until August 2023 with $80.0 million in acquisition dry powder

Individual Performance Measures

The individual performance component comprised 20% of the CEO’s total cash bonus award. In early 2022, the Compensation Committee recommended, and the Board of Trustees (in Mr. Bernstein’s case, solely the independent Trustees) approved individual performance measures for the 2022 annual incentive program, including:

•
Ensuring the Company’s long-term financial stability by raising new sources of capital, and by preserving & expanding the Company’s liquidity position
•
Developing short & long-term initiatives consistent with the current economic environment and forecasts
•
Success in interfacing with Board of Trustees to develop Company strategy to ensure shareholder value is maximized over the long-term
•
Stewardship at the top of the organization, and success in interfacing with major institutional investors and JV partners

The Compensation Committee concluded that the CEO merited an individual performance ranking of 3.2 based on its assessment of performance against his pre-established individual factors set in early 2022. Key achievements assessed as part of this review included (i) 97% of Core Portfolio debt was fixed as of December 31, 2022 with no material scheduled Core debt maturities until 2026; (ii) closed on two new term loans aggregating $250 million under the revolving credit facility; (iii) paid quarterly dividends of $0.18 per share in 2022 (increased from $0.15 per share in 2021); (iv) effectively communicated to the Board the Company’s investment opportunities and strategic plans on a regular basis; and (v) oversaw significant enhancements to the Company’s ESG program.

The individual performance component of the 2022 annual incentive program comprised 20% of the other NEOs’ total annual incentive opportunity. These goals were established at the beginning of the year and vary for each NEO based on the different Company disciplines for which each NEO was responsible. The CEO evaluated each of the other NEOs relative to their individual goals and determined that Messrs. Gottfried, Blacksberg and Napolitano earned an overall score of 3.2, 3.3 and 3.4, respectively.

2022 Annual Incentives Payouts

On February 17, 2023, the Board of Trustees approved annual cash incentives payable at 125%-126% of target, as follows:

Named Executive Officer	2022 Target Cash Bonus	2022 Amount Earned
Ken Bernstein, President & CEO	$1,487,500	$1,862,517
John Gottfried, EVP & CFO	356,250	445,709
Jason Blacksberg, EVP & CLO	341,250	429,672
Joseph Napolitano, SVP & CAO	281,250	355,532

Bonus Exchange Program

Consistent with the Company's long-standing policy adopted by the Board of Trustees and the Company’s focus on creating long-term shareholder value, the Company's NEOs have the option of exchanging all or a portion of their cash bonus for restricted share units or LTIP Units. The LTIP Units granted in lieu of the cash bonus are subject to a long-term five-year ratable vesting period and are granted based on a 20% discounted share price. The Compensation Committee believes that this deferral feature reinforces a long-term focus and promotes the retention of our management team and is appropriate relative to other REITs that utilize similar bonus deferral programs (the median discount used by other REITs is 20% based on an average three-year vesting period as compared to our program that provides for the same 20% discount but uses a longer five-year vesting period).

Furthermore, the 20% discounted value is factored into each NEO’s pay opportunity to ensure that the deferral feature would not result in compensation in excess relative to our peers.

Based on the election of each of the NEOs, the 2022 annual incentives were paid as follows:

Named Executive Officer	Cash (1)	Elective LTIP Units (2)
Ken Bernstein, President & CEO	$—	$2,328,146
John Gottfried, EVP & CFO	—	557,136
Jason Blacksberg, EVP & CLO	—	537,090
Joseph Napolitano, SVP & CAO	—	444,415

Notes:

(1) Amount elected in cash.

(2) Amount elected in LTIP Units on February 17, 2023, inclusive of the additional value in connection with the 20% discounted share price. These awards are reported in the Summary Compensation Table for 2023.

Long-Term Incentives

The Compensation Committee and the Board of Trustees continue to emphasize long-term performance in the form of:

•
Time-Based Restricted Share Units or LTIP Units;
•
Performance-Based Restricted Share Units or LTIP Units; and
•
The Long-Term Investment Alignment Program.

In keeping with the long-term, highly technical and cyclical nature of the Company’s business, the Compensation Committee places significant emphasis on a long-term approach to executive compensation while balancing the short-term needs of its executives. The Company's long-term incentives are intended to (i) retain its management team through the inclusion of vesting provisions, (ii) emphasize share ownership, (iii) create direct alignment with shareholder interests, and (iv) motivate management to focus on sustained Company performance.

Annual Equity Compensation Awards

Equity compensation is a critical component of our executive compensation program that directly aligns our NEOs’ long-term interests with our shareholders and provides additional retention for our executives. Our 2022 annual equity awards (granted in 2023) were determined based on the following considerations: (i) long-term incentives are designed to provide long-term alignment with our shareholders over a five-year period (or seven years for our CEO, inclusive of the mandatory post-vest holding period) and (ii) half of the value is at-risk based on our total shareholder return performance as well as our same-property NOI growth, both measured over a three-year period (plus an additional two-year vesting period). The Compensation Committee determined that the program was achieving our objectives to create direct alignment with shareholder interests and emphasize share ownership with the value of historical equity awards being meaningfully impacted by the Company’s share price performance on both an absolute and relative basis.

Accordingly, in February 2023, the Compensation Committee, in consultation with FPC, awarded equity grants for each NEO with 50% of the value granted in the form of time-based Restricted Share Units or LTIP Units and the remaining 50% of the value granted in the form of three-year performance-based Restricted Share Units or LTIP Units.

In determining the value of the 2022 awards (granted in February 2023), the Compensation Committee considered the following key factors:

•
The Company’s financial and operational performance, including the Company-performance factors set forth above in “2022 Performance Highlights”;
•
The role and responsibilities of the individual;
•
Individual performance; and
•
Prevailing market practices based on market data provided by FPC with respect to our Executive Compensation Peer Group.

Based on this assessment, the Compensation Committee approved the following amounts:

Executive	Approved 2022 LTIP Unit Grant (1)
Ken Bernstein	$3,200,000
John Gottfried	850,000
Jason Blacksberg	525,000
Joseph Napolitano	450,000

Notes:

(1)
Represents the approved value of 2022 equity awards (which were granted on February 17, 2023 for the previous year’s performance).

The total annual equity compensation awards are comprised of two components as follows:

Time-Based Long-Term Incentives

The time-based long-term incentives represent 50% of the annual equity award granted to each NEO and were issued in the form of Restricted Share Units or LTIP Units. These shares vest ratably over five years for each of the NEOs.

Restricted LTIP Units are similar to Restricted Share Units but unlike Restricted Share Units, provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units in Acadia Realty Limited Partnership, the Company's Operating Partnership. The Restricted LTIP Units are convertible into common partnership units and, ultimately, Common Shares upon vesting.

To promote further retention and emphasis on long-term performance, our CEO’s time-based equity awards are also subject to an additional two-year post-vest holding period.

Performance-Based Long-Term Incentives

The remaining 50% of the annual equity award is granted in performance-based Restricted Share Units or LTIP Units that may be earned based on the Company’s attainment of specified relative TSR hurdles or specified absolute same-property NOI growth.

The performance hurdles and levels of opportunity for performance-based LTIP Units granted in 2023 (for 2022 performance) earned over a cumulative three-year performance period are as follows:

Metric(1)	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Relative TSR vs. Nareit Shopping Center Index	50%	25th Percentile	50th Percentile	75th Percentile
Relative TSR vs. Nareit Retail Index	25%	25th Percentile	50th Percentile	75th Percentile
Average Same-Property NOI Growth	25%	2%	3%	4%

Notes:

(1)

In the event the performance falls between performance levels (including same-store NOI growth to be disclosed at the end of the performance period), payout will be calculated using a straight-line linear interpolation.

If the Company’s performance fails to achieve the aforementioned hurdles at the culmination of the three-year performance period, all performance-based shares will be forfeited.

Consistent with our Company’s focus on long-term value creation, any earned performance-based shares vest 60% at the end of the three-year performance period, with the remaining 40% of shares vesting ratably over the next two years. Our CEO’s performance-based equity awards, if earned, will be subject to an additional 2-year post-vest holding period.

Status of Performance-Based Long-Term Incentives

Below is a snapshot of the status of our recently completed and outstanding performance-based awards as of December 31, 2022, which demonstrates the alignment of our NEOs’ compensation with our TSR performance:

Award	Performance Period	Status as of December 31, 2022
2018 Award	1/1/2018 - 12/31/2020	18% of Target Earned
2019 Award	1/1/2019 - 12/31/2021	0% Earned
2020 Award	1/1/2020 - 12/31/2022	0% Earned
2021 Award	1/1/2021 – 12/31/2023	Tracking Below Threshold
2022 Award	1/1/2022 – 12/31/2024	Tracking Below Threshold

Long-Term Incentive Alignment Program

In 2009, the Compensation Committee and Board of Trustees approved the Company’s Long-Term Incentive Alignment Program (the “Program”), a multi-year performance-based compensation program designed to provide an incentive for high, long-term performance by motivating management to create shareholder value by increasing earnings through the profitable management of investment funds and joint ventures. The Program is designed to accomplish the following:

•
Reward management for true, long-term performance and not simply for making investment decisions without consideration of actual value realized;
•
Motivate management to deliver superior returns to opportunity fund investors, as well as to the Company through its direct investment, strategic investments and successful liquidation of Acadia Strategic Opportunity Fund III LLC (“Fund III”), Acadia Strategic Opportunity Fund IV LLC (“Fund IV”) and Acadia Strategic Opportunity Fund V LLC (“Fund V”, and together with Fund III and Fund IV, the “Funds”), thereby increasing shareholder value;
•
Provide a retention tool for years to come; and
•
Further align the interests of management, shareholders and external investors.

The Program is directly tied to the actual performance of the Funds and is designed as follows: The Company is entitled to a profit participation (the “Promote”) of 20% of all cash distributed from the Funds in excess of (i) the return of all invested capital and (ii) the 6% per annum preferred rate of return. Under the Program, after the payment of the preferred return and return of all invested capital, the Company may award up to 25% of its Promote to senior executives, or 5% of each dollar distributed by the Funds after the preferred return has been paid to investors. Each individual's allocation of the 25% of the Promote is subject to time-based, annual vesting over a five-year period from the grant date with 10% in years one and two, 20% in years three and four and 40% in year five for Funds III and IV. For Fund V, each individual’s allocation of the Promote is subject to time-based, annual vesting over a five-year period from the grant date with 20% each year.

If the investors of the Funds do not receive a return of all their invested capital and the 6% preferred return, no Promote will be paid to the Company and senior executives will receive no compensation under the Program. There is no interim profit participation on an individual transaction basis and thus a greater emphasis is placed on all investments being carefully selected and managed for the long term. The Program increases the alignment between senior executives and the investors of the Funds. Additionally, it should be noted that the Company is a significant investor in the Funds, with a 25% investment in Fund III, a 23% investment in Fund IV and a 20% investment in Fund V. The long-term success of the Funds benefits the Company, and thus shareholders, through both its capital investment and the Promote. For 2022, no compensation was paid under the Program to any NEO.

Since 2009, the awards listed below, as a percentage of the potential Promote, were made as a result of the recommendation of the Compensation Committee and approval by the Board of Trustees. In the future, the Compensation Committee and the Board of Trustees may or may not recommend or approve awards to executive officers of additional allocations up to the permitted 25%.

Fund III Awards listed in the table below are reflective of each NEO’s role in connection with investments made in Fund III. As of December 31, 2013, the Company had allocated the entire 25% of the Fund III Promote.

Named Executive Officer	2009 Award Percentage	2010 Award Percentage	2011 Award Percentage	2012 Award Percentage	2013 Award Percentage	Total Percentage
Ken Bernstein, President & CEO	6.2500%	0.8350%	0.8350%	0.8350%	1.4050%	10.1600%
John Gottfried, EVP & CFO	—%	—%	—%	—%	—%	—%
Jason Blacksberg, EVP & CLO	—%	—%	—%	—%	—%	—%
Joseph Napolitano, SVP & CAO	0.7500%	0.1150%	0.1150%	0.1150%	0.2150%	1.3100%
Total	7.0000%	0.9500%	0.9500%	0.9500%	1.6200%	11.4700%(1)

Note:

(1) The total percentage of the Promote allocated may not be directly correlated with the amount of the Fund’s invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in the Fund and to ensure that diligent efforts will be made to achieve stabilization of those assets.

Fund IV Awards listed in the table below are reflective of each NEO’s role in connection with investments made in Fund IV. The Company has allocated a total of 23.1% of the allowable 25% of the Fund IV Promote.

Named Executive Officer	2013 Award Percentage	2014 Award Percentage	2015 Award Percentage	2016 Award Percentage	2017 Award Percentage	Total Percentage
Ken Bernstein, President & CEO	0.8750%	0.8750%	1.7500%	1.7500%	3.5000%	8.7500%
John Gottfried, EVP & CFO	—%	—%	—%	0.5000%	—%	0.5000%
Jason Blacksberg, EVP & CLO	—%	0.1250%	0.2500%	0.2500%	0.5000%	1.1250%
Joseph Napolitano, SVP & CAO	0.1250%	0.1250%	0.2500%	0.2500%	0.5000%	1.2500%
Total	1.0000%	1.1250%	2.2500%	2.2500%	4.5000%	11.1250%(1)

Note:

(1) The total percentage of the Promote allocated may not be directly correlated with the amount of the Fund’s invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in the Fund and to ensure that diligent efforts will be made to achieve stabilization of those assets.

Fund V Awards listed in the table below are reflective of each NEO’s role in connection with investments made in Fund V. The Company has allocated a total of 18.0% of the allowable 25% of the Fund V Promote.

Named Executive Officer	2018 Award Percentage	2019 Award Percentage	2020 Award Percentage	2021 Award Percentage	2022 Award Percentage	Total Percentage
Ken Bernstein, President & CEO	0.8750%	0.8750%	1.7500%	1.7500%	3.5000%	8.7500%
John Gottfried, EVP & CFO	0.1250%	0.1250%	0.2500%	0.2500%	0.50000%	1.2500%
Jason Blacksberg, EVP & CLO	0.1406%	0.1406%	0.2812%	0.2812%	0.56250%	1.4061%
Joseph Napolitano, SVP & CAO	0.1250%	0.1250%	0.2500%	0.2500%	0.50000%	1.2500%
Total	1.2656%	1.2656%	2.5312%	2.5312%	5.0625%	12.6561%

Note:

(1) The total percentage of the Promote allocated may not be directly correlated with the amount of the Fund’s invested capital. This provides the Promote recipients with incentive to acquire appropriate assets with the remaining funds in the Fund and to ensure that diligent efforts will be made to achieve stabilization of those assets.

Governance and Other Policies Relating to Compensation

Share Ownership Guidelines

In order to further foster the strong ownership culture among the Company's senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, the Company has adopted a share ownership policy. The policy contains guidelines for NEOs and Trustees to own at all times a certain level of the Company’s Common Shares (including Restricted Share Units, LTIP Units, Restricted LTIP Units and OP units). The share ownership guidelines are not mandatory but rather are recommended targets as follows:

Title	Multiple	Ownership Requirement Met as of December 31, 2022
CEO	10 x Base Salary + Cash Bonus	Yes
All other current NEOs	3 x Base Salary + Cash Bonus	Yes
Non-Employee Trustees	3x total annual fees	Yes (1)

Notes:

(1) All non-employee Trustees have met the recommended targets with the exceptions of Mr. McIntyre who joined the Board during March 2021, Mr. Denien who joined the Board during October 2022, and Ms. Woodhouse who joined the Board during January 2023.

Clawback Policy

In the event of an accounting restatement due to material noncompliance with financial reporting requirement under the U.S. federal securities laws (a “Restatement”), the Compensation Committee has the right, in its sole discretion, to use reasonable efforts to recover from any current or former officer that has been designated an “officer” pursuant to Section 16, who received incentive based compensation (including annual cash incentives, non-qualified share options, restricted shares, or LTIPs) during the three-year period preceding the date on which the Company is required to prepare a Restatement, any excess incentive based compensation awarded in excess of the amount that would have been awarded if such incentive based compensation had been calculated based on the financial results reported in the Restatement.

Anti-Hedging and Anti-Pledging Policies

In addition, the Company has a corporate governance policy that prohibits Trustees and employees of the Company (including executive officers) from engaging in the following activities with respect to the Company securities: (i) short sales, (ii) purchases or sales of derivative securities of the Company or any derivative securities that provide the economic equivalent, (iii) maintaining a margin account secured by shares of the Company and (iv) pledges as collateral for a loan. All Trustee and executive officers subject to this policy were in compliance as of the date hereof.

Standard Employment Benefits

The Company provides a variety of health and welfare benefits, including medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a 401(k) savings plan for employees of the Company (the “401(k) Plan”), which provides for Company matching contributions of 50% up to the first 6% of the participant’s base salary contributed to the 401(k) Plan. The All Other Compensation column of the Summary Compensation Table summarizes the matching contributions that the Company made to its NEOs for fiscal 2022, 2021 and 2020.

The Company’s Employee Share Purchase Plan (the “Share Purchase Plan”, and collectively with the Company’s Second Amended and Restated 2006 Incentive Plan and, the 2020 Share Incentive Plan “Share Incentive Plans”). The Share Purchase Plan allows eligible employees of the Company to purchase, through payroll deductions, Common Shares in the Company at a 15% discount to the closing price of the Company’s Common Shares on either the first day or the last day of the quarter, whichever is lower. The Share Purchase Plan is designed to retain and motivate employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The Company has reserved 200,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code, as amended. During 2022, 2021 and 2020, 9,747, 7,721 and 5,266 Common Shares were purchased under the Share Purchase Plan, respectively. As of the date hereof, no NEOs participate in the Share Purchase Plan.

Impact of Accounting and Tax Treatment

Cash-based compensation, including salary and bonus, is generally charged as an expense in the period in which the amounts are earned by the NEO. The Company expenses the cost of share-based compensation, including Restricted Share Units and Restricted LTIP Units, in its financial statements in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation” (“ASC Topic 718”). In accordance with ASC Topic 718, the grant date fair value of equity awards is recognized into expense on a straight-line or graded-vesting basis, as appropriate, over the vesting period.

Section 162(m) of the Code limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Treasury regulations under Section 162(m) (the “Regulations”) apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Regulations applies to all compensation deductible in tax years ending on or after December 20, 2019 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. To the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.

Timing of Equity Grants

The Company does not in any way time its share awards to the release of material non-public information. The CEO meets with the Compensation Committee in January, February or March of each year and recommends the share awards for the NEOs, other than himself to be granted for the prior year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in the first quarter of the current year. There is no consequence for selling vested Common Shares but the Company does encourage NEOs and Trustees to hold such Common Shares in accordance with the guidelines for share ownership for NEOs and Trustees.

Relationship of Compensation Policies and Practices to Risk Management

The Compensation Committee has considered the risks arising from the Company's compensation policies and practices for its employees, and does not believe those risks are reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table lists the annual compensation for the fiscal years 2022, 2021 and 2020 awarded to the NEOs. Compensation included in the table relating to bonus and share awards reflect amounts granted with respect to the periods reflected.

For information relating to the elements of compensation discussed in the Summary Compensation Table, please refer to the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($) (4)

Kenneth F. Bernstein	2022	850,000	—		3,608,086	—	1,686,550	(2)	—	9,438	6,154,074
Chief Executive	2021	700,000	—		3,683,258	—	1,253,033	(2)	—	8,988	5,645,279
Officer and President	2020	700,000	1,513,068	(2)	2,983,820	—	—		—	8,838	5,205,726
(Principal Executive Officer)

John Gottfried	2022	475,000	—		1,013,962	—	969,727	(2)	—	9,438	2,468,127
Chief Financial Officer	2021	463,000	—		1,122,667	—	410,797	(2)	—	8,988	2,005,452
and Executive Vice President	2020	463,000	235,467	(2)	795,958	—	—		—	8,838	1,503,263
(Principal Financial Officer)

Jason Blacksberg	2022	455,000	—		620,854	—	574,688	(2)	—	9,438	1,659,980
Chief Legal Officer	2021	445,000	—		579,305	—	464,284	(2)	—	8,988	1,497,577
and Executive Vice President	2020	445,000	456,924	(2)	445,192	—	—		—	8,838	1,355,954

Joseph Napolitano	2022	375,000	—		555,406	—	473,637	(2)	—	9,413	1,413,456
Chief Administrative	2021	365,000	—		506,881	—	382,695	(2)	—	8,963	1,263,539
Officer and Senior Vice President	2020	365,000	370,778	(2)	389,524	—	—		—	8,813	1,134,115

Notes:

(1) Pursuant to SEC rules, the amounts disclosed in this column reflects the grant date fair value of each Restricted Share Unit and Restricted LTIP Unit award calculated in accordance with ASC Topic 718. The grant date fair values of performance-based awards included in this table were calculated based on the outcome of performance measured at maximum levels. For further information as to the Company's Restricted Share Unit and Restricted LTIP Unit awards issued to employees, see Note 13 (Share Incentive and Other Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023.

(2) Cash bonus was received in the form of Restricted LTIP Units. The number of Restricted LTIP Units granted in connection with this portion of the LTIP Unit award were at a 20% discount as discussed above for 2021 performance but granted in 2022.

(3) Detail reflected in the All Other Compensation Table below.

	Kenneth F. Bernstein			John Gottfried			Jason Blacksberg
	2022	2021	2020	2022	2021	2020	2022	2021	2020
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—	$—	$—	$—	$—
Annual Company contributions or allocations to vested and unvested defined contribution plans (1)	9,150	8,700	8,550	9,150	8,700	8,550	9,150	8,700	8,550
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the NEO	288	288	288	288	288	288	288	288	288
Total Other Compensation	$9,438	$8,988	$8,838	$9,438	$8,988	$8,838	$9,438	$8,988	$8,838

	Joseph Napolitano
	2022	2021	2020
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—
Annual Company contributions or allocations to vested and unvested defined contribution plans (1)	9,150	8,700	8,550
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the NEO	263	263	263
Total Other Compensation	$9,413	$8,963	$8,813

Notes:

(1) Represents contributions made by the Company to the account of the NEO under the Company’s 401(k) Plan.

GRANTS OF PLAN-BASED AWARDS

Pursuant to the Company's Share Incentive Plans, the Company granted annual bonus unit awards and long-term incentive awards to the NEOs on February 18, 2022 (with respect to services rendered in the fiscal year ended 2021). The annual bonus unit awards consisted of time-based unvested Restricted LTIP Units. The total long-term incentive awards consisted of unvested Restricted LTIP Units which were allocated 50% as time-based awards and 50% as performance-based awards. For the 50% performance-based award, the number of Restricted LTIP Units will be calculated over a three-year period as described above.

The following table provides a summary of all grants awarded to the NEOs during 2022:

		Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum
		(#)	(#) (1)	(#)	(#) (2)	(3)

Kenneth F. Bernstein	2/18/2022	—	—	—	98,802	$1,686,550
	2/18/2022	40,386	80,772	161,544	—	2,229,308
	2/18/2022	—	—	—	80,772	1,378,778
		40,386	80,772	161,544	179,574	$5,294,636

John Gottfried	2/18/2022	—	—	—	50,141	$969,727
	2/18/2022	9,784	19,567	39,134	—	635,536
	2/18/2022	—	—	—	19,567	378,426
		9,784	19,567	39,134	69,708	$1,983,689

Jason Blacksberg	2/18/2022	—	—	—	29,715	$574,688
	2/18/2022	5,049	10,097	20,194	—	327,950
	2/18/2022	—	—	—	15,145	292,904
		5,049	10,097	20,194	44,860	$1,195,542

Joseph Napolitano	2/18/2022	—	—	—	24,490	$473.637
	2/18/2022	4,417	8,834	17,668	—	286,928
	2/18/2022	—	—	—	13,882	268,478
		4,417	8,834	17,668	38,372	$1,029,043

Notes:

(1) Represents the performance-based portion of the 2021 awards which will be earned over 5 years with 60% earned at the end of the third year subject to the Company meeting certain performance thresholds. The remaining 40% will be earned ratably over the following two years, provided that the initial 60% is earned as described above. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to the per share dividend paid to holders of Common Shares.

(2) The Restricted LTIP Units vest over 5 years with 20% vesting on January 6, 2023 and 20% on each anniversary thereof. The holders of these Restricted LTIP Units are entitled to receive distributions currently in an amount equal to the per share dividend paid to holders of Common Shares.

(3) Calculated in accordance with ASC Topic 718. The grant date fair values of performance-based awards were calculated based on the probable outcome of performance measured at target levels at the time of the grant.

		Stock Awards
					Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) (1)		($) (1)	(#) (8)	($) (2) (8)

Kenneth F. Bernstein	2/26/2018	11,187	(3)	160,533	—	—
	2/26/2018	10,759	(3)	154,392	1,936	27,782
	2/14/2019	21,178	(4)	303,904	—	—
	2/14/2019	17,993	(4)	258,200	—	—
	2/13/2020	34,784	(5)	499,150	—	—
	2/13/2020	42,128	(5)	604,537	—	—
	2/18/2021	75,885	(6)	1,088,950	—	—
	2/18/2021	66,962	(6)	960,905	47,428	680,592
	2/18/2022	80,772	(7)	1,159,078
	2/18/2022	98,802	(7)	1,417,809	40,386	579,539
		460,450		6,607,458	89,750	1,287,913

John Gottfried	2/26/2018	3,355	(3)	48,144	—	—
	2/26/2018	1,659	(3)	23,807	298	4,276
	2/14/2019	5,135	(4)	73,687	—	—
	2/14/2019	5,907	(4)	84,765	—	—
	2/13/2020	8,434	(5)	121,028	—	—
	2/13/2020	6,041	(5)	86,688	—	—
	2/18/2021	19,941	(6)	286,153	—	—
	2/18/2021	19,354	(6)	277,730	12,463	178,844
	2/18/2022	19,567	(7)	280,786	—	—
	2/18/2022	50,141	(7)	719,523	19,567	280,786
		139,534		2,002,311	32,328	463,906

Jason Blacksberg	2/26/2018	3,044	(3)	43,681	—	—
	2/26/2018	1,075	(3)	15,426	193	2,770
	2/14/2019	1,796	(4)	25,773	—	—
	2/14/2019	5,304	(4)	76,112	—	—
	2/13/2020	4,717	(5)	67,689	—	—
	2/13/2020	11,721	(5)	168,196	—	—
	2/18/2021	10,290	(6)	147,662	—	—
	2/18/2021	21,874	(6)	313,892	6,431	92,285
	2/18/2022	15,145	(7)	217,331	—	—
	2/18/2022	29,715	(7)	426,410	10,097	144,892
		104,681		1,502,172	16,721	239,947

Joseph Napolitano	2/26/2018	2,666	(3)	38,257	—	—
	2/26/2018	1,506	(3)	21,611	271	3,889
	2/14/2019	2,513	(4)	36,062	—	—
	2/14/2019	4,709	(4)	67,574	—	—
	2/13/2020	4,129	(5)	59,251	—	—
	2/13/2020	9,511	(5)	136,483	—	—
	2/18/2021	9,003	(6)	129,193	—	—
	2/18/2021	18,030	(6)	258,731	5,627	80,747
	2/18/2022	13,882	(7)	199,207	—	—

2/18/2022	24,490	(7)	351,432	8,834	126,768
	90,439		1,297,801	14,732	211,404

Notes:

(1) Represents the time-based portion of the awards.

(2) Market value computed by multiplying the closing market price of the Company's Common Shares of $14.35 as of December 30, 2022, the final trading day of the calendar year, by the number of Restricted Share Units or Restricted LTIP Units that have not vested.

(3) Restricted LTIP Units vest over five years with the last vesting on January 6, 2023.

(4) Restricted LTIP Units vest over five years with the last vesting on January 6, 2024.

(5) Restricted LTIP Units vest over five years with the last vesting on January 6, 2025.

(6) Restricted LTIP Units vest over five years with the last vesting on January 6, 2026.

(7) Restricted LTIP Units vest over five years with the last vesting on January 6, 2027.

(8) Represents the performance-based portion of the awards.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table provides a summary of all values realized by the NEOs upon the exercise of options and similar instruments or the vesting of Restricted Share Units or Restricted LTIP Units during the last fiscal year.

			Option Awards		Stock Awards
Name	Grant Date	Exercise/Vesting Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Kenneth F. Bernstein	2/28/2017	1/6/2022	—	—	24,066	535,469
	2/26/2018	1/6/2022	—	—	23,882	531,375
	2/14/2019	1/6/2022	—	—	19,584	435,744
	2/13/2020	1/6/2022	—	—	25,636	570,401
	2/18/2021	1/6/2022	—	—	35,712	794,592
			—	—	128,880	2,867,580

John Gottfried	2/28/2017	1/6/2022	—	—	874	19,447
	2/26/2018	1/6/2022	—	—	5,311	118,170
	2/14/2019	1/6/2022			5,520	122,820
	2/13/2020	1/6/2022	—	—	4,824	107,334
	2/18/2021	1/6/2022	—	—	9,824	218,584
			—	—	26,353	586,355

Jason Blacksberg	2/28/2017	1/6/2022	—	—	4,340	96,565
	2/26/2018	1/6/2022	—	—	4,313	95,964
	2/14/2019	1/6/2022	—	—	3,549	78,965
	2/13/2020	1/6/2022	—	—	5,479	121,908
	2/18/2021	1/6/2022	—	—	8,041	178,912
			—	—	25,722	572,314

Joseph Napolitano	2/28/2017	1/6/2022	—	—	4,360	97,010
	2/26/2018	1/6/2022	—	—	4,442	98,835
	2/14/2019	1/6/2022	—	—	3,610	80,323
	2/13/2020	1/6/2022	—	—	4,546	101,149
	2/18/2021	1/6/2022	—	—	6,759	150,388
			—	—	23,717	527,705

Note:

(1)
Value based on the market value of the Company's Common Shares on the vesting date. The closing price of the Company's Common Shares was $22.25 on January 6, 2022.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has entered into an employment agreement with Mr. Bernstein and severance agreements with each of the other NEOs.

Kenneth F. Bernstein Amended and Restated Employment Agreement

On March 31, 2014, the Company and Kenneth F. Bernstein entered into an amended and restated employment agreement, which extended his position as President and Chief Executive Officer for three years, renewable for successive yearly periods thereafter. Under the agreement, Mr. Bernstein is subject to a 15-month post-termination non-compete and non-poaching provision if his employment terminates under certain circumstances. Mr. Bernstein’s base salary is subject to an annual review and adjustment by the Board of Trustees, based on recommendations of the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the full Board of Trustees (excluding Mr. Bernstein), at the Compensation Committee’s recommendation, considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee and recommended for approval to the full Board of Trustees) and discretionary bonuses payable in cash, Restricted Share Units, options, Restricted LTIP Units, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives.

Severance Agreements for Named Executive Officers Other than Mr. Bernstein

The Company has entered into severance agreements with each of the NEOs other than Mr. Bernstein. These agreements provide for certain termination or severance payments to be made by the Company to a NEO in the event of his/her termination of employment as the result of his/her Death, Disability, discharge for Cause or Without Cause, resignation or a termination by the NEO for Good Reason or upon a Change of Control (the terms, “Death,” “Disability,” “Cause,” “Without Cause,” “Good Reason” and “Change of Control” each as defined below). If the NEO's employment is terminated either because he/she is discharged without Cause or due to a termination by the NEO for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, severance and pro rata bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Code.

Cause

The Company has the right to terminate a NEO's employment for “Cause”, which is defined to mean the NEO has: (A) deliberately made a misrepresentation in connection with, or willfully failed to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or willfully destroyed or failed to preserve documents or other materials known to be relevant to such investigation, or willfully induced others to fail to cooperate or to produce documents or other materials; (B) materially breached (other than as a result of the NEO’s incapacity due to physical or mental illness or death) his/her material duties hereunder, which breach is demonstrably willful and deliberate on NEO’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not cured within a reasonable period of time after written notice from the Company specifying such breach (but in any event, no less than 90 days thereafter) in which NEO is diligently pursuing cure; (C) engaged in conduct constituting a material act of willful misconduct in connection with the performance of his/her duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional customary and de minimis use of Company property for personal purposes; (D) materially violated a material Company policy, including but not limited to a policy set forth in the Company’s employee handbook; (E) disparaged the Company, its officers, trustees, employees or partners; or (F) committed a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

A NEO's employment will terminate upon his/her death (“Death”).

Disability

The Company has the right to terminate a NEO's employment due to “Disability” in the event that there is a reasonable determination by the Company that the NEO has become physically or mentally incapable of performing his/her duties under the agreement and such Disability has disabled the NEO for a cumulative period of 180 days within a twelve-month period.

Good Reason

A NEO has the right to terminate his employment for “Good Reason,” which is defined to mean: (A) upon the occurrence of any material breach of this Agreement by the Company; (B) without NEO’s consent, a material, adverse alteration in the nature of the NEO’s duties, responsibilities or authority, or in the 18-month period following a Change of Control only, upon the determination by the NEO (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown clear and convincing evidence) that a material negative change in circumstances has occurred following a Change of Control; (C) without NEO’s consent, upon a reduction in the NEO’s base salary or a reduction of 10% or greater in NEO’s other compensation and employee benefits (which includes a 10% or greater reduction in target cash and equity bonus, or a 10% or greater reduction in total bonus opportunity, but in all cases excludes any grants made under the Long-Term Incentive Alignment Program); or (D) if the Company relocates the NEO’s office requiring the NEO to increase his/her commuting time by more than one hour, or in the 18-month period following a Change of Control only, upon the Company requiring the NEO to travel away from the NEO’s office in the course of discharging the NEO’s responsibilities or duties under the agreement at least 20% more than was required of the NEO in any of the three full years immediately prior to the Change of Control, without, in either case, the NEO’s prior written consent. Any notice under the agreement by the NEO must be made within 90 days after the NEO first knows or has reason to know about the occurrence of the event alleged to be Good Reason.

Without Cause

The Company has the right to terminate a NEO's employment without Cause.

Upon a Change of Control and Termination

The NEOs may be entitled to benefits upon a Change of Control and termination of their employment as discussed below.

“Change of Control” has the meaning as set forth in the employment agreement or severance agreements, as applicable.

SPECIFIC CIRCUMSTANCES THAT WOULD TRIGGER PAYMENTS UNDER THE EMPLOYMENT AND SEVERANCE AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The specific circumstances that would trigger payments and amount of compensation that would be paid by the Company under Mr. Bernstein's employment agreement and the other NEOs' severance agreements are as follows:

Compensation upon Termination of Employment by the Company for Cause or Voluntarily By the NEO

In the event the Company terminates a NEO's employment for Cause, or a NEO voluntarily terminates his employment without Good Reason, the Company will pay that NEO any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the NEO will be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options, LTIP Units, other share-based or other incentive awards, and any grants under the Long-Term Incentive Alignment Program (“FIAP”) which have not vested on the date of termination will automatically terminate and be forfeited.

Compensation under Mr. Bernstein's Employment Agreement upon Termination of Employment upon Death, Disability, Without Cause or for Good Reason or Change of Control and Termination of Employment

In the event of termination by the Company of Mr. Bernstein’s employment as a result of his Death, Disability, Without Cause or by Mr. Bernstein for Good Reason, subject to the execution of a release of claims by Mr. Bernstein (other than in the case of Death), the Company is obligated to pay or provide to Mr. Bernstein, his estate or personal representative, the following: (i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Share Units or Restricted LTIP Units, the value of the latter to be calculated as of the date of the award) awarded to Mr. Bernstein for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to Mr. Bernstein for each of the last two years, pro-rated for the year of termination; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether share based or otherwise that are subject to a vesting schedule including Restricted Share Units, Restricted LTIP Units and options shall immediately vest as of the date of the termination; and (vii) continuation of health coverage for two years with the exception of termination upon Death. Following a Change of Control together with either a termination Without Cause or by Mr. Bernstein for Good Reason within 12 months thereafter, the Company will be obligated to make the same payments described above. Mr. Bernstein is not entitled to any additional Change of Control benefit.

Compensation under the Severance Agreements upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason or Change of Control and Termination of Employment

In the event of termination by the Company of the employment of a NEO as a result of the NEO's Death or Disability, the Company is obligated to pay or provide such NEO, the following: (i) any unpaid accrued salary through and including the date of termination, (ii) an amount equal to one times the current annual base salary; (iii) an additional amount equal to one times the average cash bonus (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated; (iv) a pro-rata portion of such NEO's bonus (based upon the average of the last two years' bonuses); (v) reimbursement of expenses incurred prior to date of termination; and (vi) COBRA health continuation for one year. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the termination; and all awards subject to performance-based vesting will remain outstanding until the conclusion of the applicable performance period as set forth in the respective award grant agreement.

In the event of termination by the Company of the employment of a NEO without Cause or by the NEO for Good Reason not in connection with a Change of Control, the Company is obligated to pay or provide to the NEO the full benefits described above. In addition, a NEO will be entitled to receive an amount equal to one times the current annual base salary and the average cash bonus (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the termination; and all awards subject to performance-based vesting will continue to be governed by the applicable award agreement.

Following a Change of Control together with either Termination Without Cause or for Good Reason, the Company is obligated to pay or provide to the NEO the full benefits described above under Termination without Cause or for Good Reason not in connection with a Change of Control. In addition, the NEO will be entitled to receive an amount equal to 0.75 times the current annual base salary and the average of the cash value of the bonuses (whether electively taken as cash or equity) awarded for each of the last two years immediately preceding the year in which the NEO’s employment is terminated; and continued medical benefits of said NEO for an additional six months. All share options and other share, LTIP, FIAP or incentive-based awards that are scheduled to vest solely on the NEO’s continued employment through each applicable vesting date will immediately vest as of the date of the consummation of a Change of Control; and all awards subject to performance-based vesting will continue to be governed by the applicable award agreement.

Acceleration of Vesting and Forfeiture of Awards under Share Incentive Plans

In addition to the termination payments discussed above, the Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change of Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION

The following table estimates the potential payments and benefits to the NEOs upon termination of employment and Change of Control, assuming the event occurred on December 31, 2022. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Name	Cash Severance ($) (1)	Bonus Severance ($)		Options Awards ($)	Stock Awards ($) (4) (5)	Other Benefits ($) (6)

Kenneth F. Bernstein
For Cause or Voluntary Resignation	—	—		—	—	—
Death	2,550,000	17,793,448	(2)	—	7,895,371	—
Disability	2,550,000	17,793,448	(2)	—	7,895,371	36,790
Good Reason	2,550,000	17,793,448	(2)	—	7,895,371	36,790
Without Cause	2,550,000	17,793,448	(2)	—	7,895,371	36,790
Change of Control and Termination	2,550,000	17,793,448	(2)	—	7,895,371	36,790
Change of Control	—	—	(2)	—	7,895,371	—

John Gottfried
For Cause or Voluntary Resignation	—	—		—	—	—
Death	475,000	940,297	(3)	—	2,466,217	27,579
Disability	475,000	940,297	(3)	—	2,466,217	27,579
Good Reason	950,000	1,410,446	(3)	—	2,466,217	27,579
Without Cause	950,000	1,410,446	(3)	—	2,466,217	27,579
Change of Control and Termination	1,306,250	1,763,057	(3)	—	2,466,217	41,368
Change of Control	—	—	(3)	—	2,466,217	—

Joseph Napolitano
For Cause or Voluntary Resignation	—	—		—	—	—
Death	375,000	743,609	(3)	—	1,509,205	27,554
Disability	375,000	743,609	(3)	—	1,509,205	27,554
Good Reason	750,000	1,115,414	(3)	—	1,509,205	27,554
Without Cause	750,000	1,115,414	(3)	—	1,509,205	27,554
Change of Control and Termination	1,031,250	1,394,267	(3)	—	1,509,205	41,331
Change of Control	—	—	(3)	—	1,509,205	—
Jason Blacksberg
For Cause or Voluntary Resignation	—	—		—	—	—
Death	455,000	900,582	(3)	—	1,742,119	27,579
Disability	455,000	900,582	(3)	—	1,742,119	27,579
Good Reason	910,000	1,350,873	(3)	—	1,742,119	27,579
Without Cause	910,000	1,350,873	(3)	—	1,742,119	27,579
Change of Control and Termination	1,251,250	1,688,591	(3)	—	1,742,119	41,368
Change of Control	—	—	(3)	—	1,742,119	—

Notes:

(1) Reflects three years of severance salary for Mr. Bernstein. For the other NEOs, reflects one year of severance salary in the case of termination as a result of Death or Disability, two years of severance salary in the case of termination by the Company Without Cause or by the NEO for Good

Reason not in connection with a Change in Control and 2.75 years of severance salary in the case of a Change of Control together with either termination Without Cause or for Good Reason.

(2) Reflects three years of severance bonuses and a pro-rated cash bonus for Mr. Bernstein.

(3) Reflects one year of severance bonus and a pro-rated cash bonus in the case of termination as a result of Death or Disability, two years of severance bonus and a pro-rated cash bonus in the case of termination by the Company Without Cause or by the NEO for Good Reason not in connection with a Change in Control and 2.75 years of severance bonus and a pro-rated cash bonus in the case of a Change of Control together with either termination Without Cause or for Good Reason.

(4) Reflects the payment upon the immediate vesting of all Restricted Share Units and Restricted LTIP Units with the exception of those subject to performance measurement periods. In the case of Restricted Share Units and Restricted LTIP Units subject to performance measurement periods, they will remain unvested until such time as the measurement period is completed and will be measured at that time. For the purposes of this table, those Restricted Share Units and Restricted LTIP Units have been valued at their threshold amount.

(5) Restricted Share payments based on the number of shares times $14.35, the closing price of the Company's Common Shares on December 31, 2022.

(6) Represents health coverage.

CEO Compensation Pay Ratio

For 2022, the Company estimated the ratio between the CEO’s total compensation and the median annual total compensation of all employees (except the CEO). In searching for the median employee, base compensation totals in 2022 were considered. The “Median Employee” was identified using the base compensation of all full-time, part-time, and temporary employees employed by the Company on December 31, 2022, then the Median Employee’s compensation was calculated under the Summary Compensation Table rules. The CEO had annual total compensation of $6,154,074 and the Median Employee had annual total compensation of $124,000. Therefore, the CEO’s annual total compensation is estimated as 50 times that of the median of the annual total compensation of all employees. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

BOARD OF TRUSTEES COMPENSATION

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives the following trustee compensation:

Annual cash fee	75,000
Annual equity fee (payable in Restricted Share Units or Restricted LTIP Units)	100,000
Additional Annual Cash Fees:
Lead Trustee	100,000
Audit Committee Chair	25,000
Other Committee Chair	15,000

The Restricted Share Units or Restricted LTIP Units issued to Trustees in the above table vest over three years with 33% vesting on each of the next three anniversaries of the grant date. Trustees have the option to convert all or part of any cash payment due to them to Common Shares or LTIP Units with a vesting period of one year at a 10% discount to the preceding 20-day average share price from the date of the 2022 Annual Meeting. No dividends are paid currently on Restricted Share Units but instead cumulate and are paid when they vest.

Trustees who are officers and full-time employees of the Company or its subsidiaries receive no separate compensation for service as a Trustee or Committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board and committees of the Board.

Pursuant to the Company's 2006 Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”), Trustees may elect to defer receipt of their annual trustee fees. Each Trustee participating in the Deferred Compensation Plan has an account, which the administrator credits with a number of Common Shares having a fair market value (as of the date of the credit) equal to the amount of the participant's compensation that the Trustee has elected to defer and would otherwise have been paid in cash or other property to the Trustee during the preceding month. The Deferred Compensation Plan generally allows the Trustees to defer receipt of their compensation and, therefore, defer paying tax on that compensation. To defer eligible compensation for any given calendar year, a Trustee must make a written election at least 30 days before the calendar year begins. The Company will credit each Trustee's deferred compensation account with additional Common Shares that (i) have a fair market value, when credited, equal to the product of any per Common Share cash dividend paid during the prior quarter and the number of Common Shares credited to the Trustee's account and (ii) equitably adjust the Trustee's account for any share dividends that would have been paid during the prior month with respect to the Common Shares credited to the Trustee's account on the last day of the prior quarter. A Trustee's account will be paid to the Trustee upon the occurrence of one or more permissible payment triggers elected by the Trustee, which may include a date certain, a change of control of the Company, or his or her separation of service from the Company and will be paid to his or her beneficiaries in the event of his or her death, in each case based on the timeframe for distributions specified in the Trustee's deferral election form. Under certain circumstances, the Board may permit a Trustee to withdraw a limited number of Common Shares from his or her account if the Trustee suffers a Hardship (as defined in the Deferred Compensation Plan).

For 2022, Ms. Luscombe elected to defer payment of her Trustee fees that are payable in Common Shares and Mr. Crocker elected to defer a portion of his Trustee fees that are payable in Cash. No other Trustee elected to defer compensation for 2022.

See the Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during 2022.

TRUSTEE COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (11)		Total ($)

Lee S. Wielansky (1)	125,000	157,770	(3)	—	—	—	24,106		306,876

Lorrence T. Kellar	25,000	157,770	(4)	—	—	—	31,878		214,648

Douglas Crocker II	63,750	131,008	(5)	—	—	—	9,525		204,283

Mark Denien	—	98,792	(6)	—	—	—	—		98,792

Wendy Luscombe	90,000	101,419		—	—	—	5,480	(7)	196,899

Kenneth A. McIntyre	75,000	101,419		—	—	—	5,329		181,748

William T. Spitz	—	202,838	(8)	—	—	—	8,550		211,388

Lynn C. Thurber	—	214,100	(9)	—	—	—	8,891		222,991

C. David Zoba	—	185,946	(10)	—	—	—	37,918		223,864

Notes:

(1) Mr. Wielansky is the Independent Lead Trustee.

(2) Reflects 4,737 Restricted Share Units or Restricted LTIP Units granted in 2022 to each Trustee, which vest over three years with 33% vesting on each of the next three anniversaries of the grant date. The grant date per share fair value was $21.41.

(3) Mr. Wielansky elected to receive $50,000 of his Annual Retainer of $75,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(4) Mr. Kellar elected to receive $50,000 of his Annual Retainer of $75,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(5) Mr. Crocker elected to receive $18,750 and $7,500 of his Annual Retainer of $75,000 in Restricted Share Units and Restricted LTIP Units, respectively. These Restricted Share Units and Restricted LTIP Units were issued at a 10% discount and vest over one year.

(6) Mr. Denien elected to receive his pro-rated Annual Retainer of $44,859 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year. The grant date per share fair value was $12.48.

(7) Ms. Luscombe has deferred the Restricted Share Unit portion of her 2022 trustee fee of $100,000 and dividends of $5,480.

(8) Mr. Spitz elected to receive the cash component of his Annual Retainer of $75,000 and Chairperson fee of $15,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(9) Ms. Thurber elected to receive the cash component of her Annual Retainer of $75,000 and Chairperson fee of $25,000 in Restricted Share Units. These Restricted Share Units were issued at a 10% discount and vest over one year.

(10) Mr. Zoba elected to receive the cash component of his Annual Retainer of $75,000 in Restricted LTIP Units. These Restricted LTIP Units were issued at a 10% discount and vest over one year.

(11) Reflects cumulative dividends on unvested Restricted Share Units which vested in May 2022 and dividends paid on vested and unvested LTIP Units.

As of December 31, 2022, each independent Trustee had the following outstanding options and Restricted Share Unit or Restricted LTIP Unit awards:

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
				Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lee S. Wielansky	5/7/2020	—	—				2,798	(3)	40,151
	5/6/2021	—	—				3,249	(4)	46,623
	5/5/2022	—	—				2,632	(5)	37,769
	5/5/2022	—	—				4,737	(6)	67,976
Total		—	—				13,416		192,519

Lorrence T. Kellar	5/7/2020	—	—				2,798	(3)	40,151
	5/6/2021	—	—				3,249	(4)	46,623
	5/5/2022	—	—				2,632	(5)	37,769
	5/5/2022	—	—				4,737	(6)	67,976
Total		—	—				13,416		192,519

Mark Denien	10/11/2022	—	—				3,597	(5)	51,617
	10/11/2022	—	—				4,319	(6)	61,978
		—	—				7,916		113,595

Douglas Crocker II	5/7/2020	—	—				2,798	(3)	40,151
	5/6/2021	—	—				3,249	(4)	46,623
	5/5/2022	—	—				1,382	(5)	19,831

	5/5/2022	—	—	4,737	(6)	67,976
Total		—	—	12,166		174,581

Wendy Luscombe	5/7/2020	—	—	2,798	(3)	40,151
	5/6/2021	—	—	3,249	(4)	46,623
	5/5/2022	—	—	4,737	(6)	67,976
Total		—	—	10,784		154,750

Kenneth A. McIntyre	3/1/2021	—	—	414	(3)	5,941
	5/6/2021	—	—	3,249	(4)	46,623
	5/5/2022	—	—	4,737	(6)	67,976
Total		—	—	8,400		120,540

William T. Spitz	5/7/2020	—	—	2,798	(3)	40,151
	5/6/2021	—	—	3,249	(4)	46,623
	5/5/2022	—	—	4,737	(5)	67,976
	5/5/2022	—	—	4,737	(6)	67,976
Total		—	—	15,521		222,726

Lynn Thurber	5/7/2020	—	—	2,798	(3)	40,151
	5/6/2021	—	—	3,249	(4)	46,623
	5/5/2022	—	—	5,263	(5)	75,524
	5/5/2022	—	—	4,737	(6)	67,976
Total		—	—	16,047		230,274

C. David Zoba	5/7/2020	—	—	2,798	(3)	40,151
	5/6/2021	—	—	3,249	(4)	46,623
	5/5/2022	—	—	3,948	(5)	56,654
	5/5/2022	—	—	4,737	(6)	67,976
Total		—	—	14,732		211,404

Notes:

(1) Market value computed by multiplying the closing market price of the Company's Common Shares of $14.35 as of December 31, 2022 by the number of Shares or Units that have not vested.

(2) Represents time-based awards only.

(3) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2023.

(4) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2024.

(5) Restricted Share Units and Restricted LTIP Units vest on May 9, 2023.

(6) Restricted Share Units and Restricted LTIP Units vest over three years with the last vesting on May 9, 2025.

Pay versus Performance Disclosure

As required by the SEC, the following table is intended to illustrate compensation “actually paid” to our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, in each case, as compared to (i) our cumulative total shareholder return (“TSR”) performance, (ii) our peer group TSR performance, (iii) net income, and (iv) FFO per diluted Share and Common OP Unit (“FFO”), the Company’s selected measure. Differences in our Summary Compensation Table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, which take into account a discount for lack of marketability or illiquidity due to post-vesting restrictions and the future performance of the Company and relative performance indices based on Monte Carlo simulations for any market-based awards.

Year	Summary Compensation Total Table for CEO (1)	Compensation actually paid to CEO (1)	Average Summary Compensation Table Total for non-CEO NEOs (1)	Average Compensation Actually paid to non-CEO NEO (1)	Total Shareholder Return (2)	Peer Group Total Shareholder Return (3)	Net (Loss) Income (in 000’s)	FFO per diluted Share and Common OP Unit (4)

2022	$6,154,074	$(678,531)	$1,988,854	$462,800	$61.04	$104.46	$(65,251)	$1.02
2021	$5,645,279	$7,758,936	$1,881,322	$2,363,694	$88.66	$119.43	$26,123	$1.26
2020	$5,205,726	$(1,637,364)	$1,597,173	$206,492	$56.01	$72.36	$(65,718)	$1.24

(1)
Reflects compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for each relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Kenneth F. Bernstein	John Gottfried, Joseph Napolitano and Jason Blacksberg
2021	Kenneth F. Bernstein	Christopher Conlon (Former EVP and COO), John Gottfried, Joseph Napolitano and Jason Blacksberg
2020	Kenneth F. Bernstein	Christopher Conlon (Former EVP and COO), John Gottfried, Joseph Napolitano and Jason Blacksberg

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” for PEO	2022	2021	2020

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(5,294,636)	$(4,936,291)	$(4,496,888)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,878,642	6,018,436	2,275,170
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(4,015,377)	1,500,423	(3,172,811)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	50,948	42,518	(37,923)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	(452,182)	(511,429)	(1,410,638)
Total Adjustments	$(6,832,605)	$2,113,657	$(6,843,090)

Adjustments to Determine Compensation “Actually Paid” for Non-PEOs (Average)	2022	2021	2020

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(1,402,758)	$(1,331,090)	$(998,558)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	804,115	1,572,975	503,250
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(849,607)	328,809	(637,063)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	10,305	7,689	(6,480)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	(88,110)	(96,011)	(251,829)
Total Adjustments	$(1,526,055)	$482,372	$(1,390,681)

(a)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable FY is inclusive of Elective LTIP Units under the Company’s Bonus Exchange Program
(b)
For performance-based LTIP Units, fair value reflects the achievement based on actual performance of the Company and indices through each fiscal year end as well as future performance of the Company and indices calculated through Monte Carlo simulation analyses by an independent 3rd party, multiplied by an illiquidity discount due to their post-vesting restrictions and a discount for book-up risk, where applicable.

(c)
For the time-based LTIP units, fair value reflects stock price at the end of each fiscal year multiplied by an illiquidity discount due to their post-vesting restrictions and a discount for book-up risk, where applicable.

The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant.

(2)
Based on a fixed investment of $100 on December 31, 2019 in the Company’s stock assuming reinvestment of dividends on the ex-dividend date.
(3)
Based on a fixed investment of $100 on December 31, 2019 in the Nareit Equity Shopping Centers Index, assuming reinvestment of dividends on the ex-dividend date.
(4)
FFO per diluted Share and Common OP Unit is a non-GAAP measure. Refer to page 51 of the Company’s Form 10-K as filed with the SEC for the fiscal year ended December 31, 2022 for a reconciliation of net income to FFO per Share.

Tabular List of Important Financial Measures

The follow table reflects the financial measures that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2022:

Most Import Financial Measures for 2022
FFO per diluted Share and Common OP Unit
Core Portfolio Occupancy
Leverage – Net Core Debt/EBITDA
Acquisition Activity
Relative TSR vs. Nareit Equity Shopping Center Index
Relative TSR vs. Nareit Equity Retail Index

Relationship between Compensation Actually Paid and Financial Measures

Compensation Actually Paid and FFO per Diluted Share

$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
$7,759
$1.24
$1.26
$1.02
$2,364
$206
$463
-$1,637
-$679
2020
2021
2022
*Compensation in $000s
PEO Pay
NEO Pay
FFO per Share

Compensation Actually Paid and Net Income

$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
$7,759
$26,123.0
$2,364
$206
$463
-$1,637
-$679
-$65,718.0
-$65,251.0
2020
2021
2022
*Compensation in $000s
PEO Pay
NEO Pay
Net Income

Compensation Actually Paid and TSR Performance

$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
$119.43
$7,759
$104.46
$88.66
$72.36
$2,364
$61.04
$56.01
$206
$463
-$1,637
-$679
2020
2021
2022
*Compensation in $000s
PEO Pay
NEO Pay
AKR TSR
PG TSR

TSR Performance

$104.46 AKR
$66.06 Nareit Shopping Centers
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
12/31/2019
12/30/2020
12/30/2021
12/30/2022
AKR
PG TSR

ACADIA REALTY TRUST

COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the annual report on Form 10-K for Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), and the Company's Proxy Statement. The members of the Compensation Committee for the 2022 fiscal year were Messrs. Spitz, Crocker, and Kellar and Ms. Thurber.

Compensation Committee

William T. Spitz, Chairperson

Douglas Crocker II

Lorrence T. Kellar

Lynn C. Thurber

_____________________

Note:

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for the audit of the Company's consolidated financial statements as included in the Company's Form 10-K, for rendering an opinion on the Company's internal control over financial reporting and for reviews of the consolidated financial statements as included in the Company's Forms 10-Q, were $1,418,055 and $1,287,115 for the years ended December 31, 2022 and 2021, respectively.

In addition to the fees above, aggregate fees billed for professional services rendered by BDO USA, LLP for equity transactions aggregated $95,000 and $42,092 for the years ended December 31, 2022 and 2021, respectively.

Audit Related Fees

There were no audit related fees billed for assurance and related services by BDO USA, LLP that were not included in “Audit Fees,” above, for the years ended December 31, 2022 and 2021.

Tax Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for tax preparation and compliance were $346,000 and $282,390 for the years ended December 31, 2022 and 2021, respectively.

All Other Fees

There were no other fees billed for products or services provided by BDO USA, LLP other than the services listed in “Audit Fees,” “Audit Related Fees” and “Tax Fees,” above, for the years ended December 31, 2022 and 2021.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving the engagement of BDO USA, LLP to perform audit and non-audit services on behalf of the Company or any of its subsidiaries before BDO USA, LLP provides those services. The Audit Committee has pre-approved services other than the audit of the Company's year-end financial statements as follows: (i) audit services in connection with financial statements of acquired properties prepared in accordance with Section 3-14 of Regulation S-X at a cost not to exceed $100,000 per quarter; (ii) non-audit services in connection with equity issuances at a cost not to exceed $100,000 per quarter; and (iii) other non-audit services in an amount not to exceed $100,000 per annum. Non-audit services in excess of these limits require the approval of the Audit Committee. All fees for audit and non-audit services were approved by the Audit Committee pursuant to its charter or pursuant to the pre-approval policy discussed above.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee presently consists of the following members of the Board of Trustees of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”): Ms. Thurber, Mr. Denien, Mr. Kellar, and Mr. Spitz, all of whom meet the independence requirements for audit committee members under the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2022 with the Company's management. The Audit Committee has discussed with BDO USA, LLP, the Company's independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP, its independence.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee

Lynn C. Thurber, Chairperson

Mark Denien

Lorrence T. Kellar

William T. Spitz

Note:

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes. The Board of Trustees has previously adopted an Audit Committee Charter that may be found on the Company's website at www.acadiarealty.com. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company's authorized capital consists of 200,000,000 Common Shares. As of March 7, 2023, the Company had 95,170,384 Common Shares outstanding, which shares were held by 250 record holders. In addition, as of March 7, 2023, Acadia Realty Limited Partnership had 5,426,408 outstanding common OP Units, which are generally entitled to be exchanged on a one-for-one basis for Common Shares, and 126,572 preferred OP Units.

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than 5% of any class of the Company's voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a change in control of the Company.

The following table sets forth, as of March 7, 2023, certain information concerning the holdings of each person known to the Company to be a beneficial owner of more than 5% of the Common Shares at March 7, 2023, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Summary Compensation Table appearing elsewhere herein and by all Trustees and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned		Percent of Class

5% Beneficial Owners
BlackRock, Inc. (1)	18,475,860		19.41
The Vanguard Group, Inc. (2)	15,626,428		16.42
Cohen & Steers, Inc. (3)	14,620,962		15.36
State Street Corporation (4)	6,232,276		6.55
T. Rowe Price Associates, Inc. (5)	5,818,835		6.11
Trustees and Executive Officers (6)
Kenneth F. Bernstein	2,002,232	(7)	2.10
John Gottfried	84,689	(8)	*
Joseph Napolitano	126,030	(9)	*
Jason Blacksberg	93,080	(10)	*
Douglas Crocker II	70,021	(11)	*
Mark. A Denien	—		*
Lorrence T. Kellar	81,669	(12)	*
Kenneth A. McIntyre	2,452	(13)	*
William T. Spitz	62,422	(14)	*
Lynn C. Thurber	45,201	(15)	*
Lee S. Wielansky	80,656	(16)	*
Hope B. Woodhouse	—
C. David Zoba	47,566	(17)	*
All Executive Officers and Trustees as a Group (13 persons)	2,696,018	(18)	2.83

Notes:

* Represents less than 1%.

(1) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to BlackRock, Inc. is based solely on a Schedule 13G/A BlackRock, Inc. filed with the SEC on January 26, 2023 (the “BlackRock 13G/A”).

The principal business office address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. According to the BlackRock, Inc. 13G/A, the reporting entities ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Blackrock, Inc.	17,998,226	—	18,475,860	—

(2) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to The Vanguard Group, Inc. (“The Vanguard Group”) is based solely on the Schedule 13G/A The Vanguard Group filed with the SEC on February 9, 2023 (the “Vanguard 13G/A”).

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G/A, The Vanguard Group's ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
The Vanguard Group	—	145,924	15,391,394	235,034

(3) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to Cohen & Steers, Inc. (“Cohen & Steers”) is based solely on a Schedule 13G/A Cohen & Steers filed with the SEC on February 14, 2023 (“Cohen & Steers 13G/A”).

The principal business office address of Cohen & Steers is 280 Park Avenue, 10th Floor, New York, NY 10017. According to the Cohen & Steers 13G/A, Cohen & Steers ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Cohen & Steers, Inc.	13,279,934	—	14,620,962	—

(4) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to State Street Corporation (“State Street”) is based solely on a Schedule 13G/A State Street filed with the SEC on February 8, 2023 (“State Street 13G/A”).

The principal business office address of State Street is One Lincoln Street, Boston, MA 02111. According to the State Street 13G/A, State Street ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
State Street Corporation.	—	4,949,477	—	6,232,276

(5) Other than the information relating to its percentage of ownership of the Company's Common Shares, the beneficial ownership information with respect to T. Rowe Price Associates, Inc. (“Price Associates”) is based solely on a Schedule 13G/A Price Associates filed with the SEC on February 14, 2023 (“Price Associates 13G/A”).

The principal business office address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. According to the Price Associates 13G/A, Price Associates ownership of the Company's Common Shares is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
T. Rowe Price Associates, Inc.	2,606,722	—	5,818,835	—

(6)	The principal business office address of each such person is c/o Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580.
(7)

The Common Shares beneficially owned by Mr. Bernstein in his individual capacity consist of (i) 143,639 OP Units which are immediately exchangeable into a like number of Common Shares and 1,504,001 LTIP Units and (ii) 354,592 Common Shares. The amount reflected does not include 860,254 Restricted LTIP Units, none of which will vest in the next 60 days.

(8)	Represents (i) 74,889 LTIP Units and (ii) 9,800 Common Shares. The amount reflected does not include 237,300 Restricted LTIP Units, none of which will vest in the next 60 days.
(9)	Represents (i) 125,912 LTIP Units and (ii) 118 Common Shares. The amount reflected does not include 142,497 Restricted LTIP Units, none of which will vest in the next 60 days.
(10)	Represents (i) 93,080 LTIP Units. The amount reflected does not include 167,216 Restricted LTIP Units, none of which will vest in the next 60 days.
(11)

Represents (i) 64,282 Common Shares and (ii) 5,739 LTIP Units. The amount reflected does not include 11,771 Restricted Share Units and 395 Restricted LTIP Units, 7,384 of which will vest in the next 60 days.

(12)	Represents (i) 45,361 Common Shares and (ii) 36,308 LTIP Units. The amount reflected does not include 13,416 Restricted LTIP Units, 8,634 of which will vest in the next 60 days.
(13)

Represents (i) 828 Common Shares and (ii) 1,624 LTIP Units. The amount reflected does not include 414 Restricted Share Units or 7,986 Restricted LTIP Units, 3,617 of which will vest in the next 60 days.

(14)	Represents 62,422 Common Shares. The amount reflected does not include 15,521 Restricted Share Units, 10,739 of which will vest in the next 60 days.
(15)	Represents 45,201 Common Shares. The amount reflected does not include 16,047 Restricted Share Units, 11,265 of which will vest in the next 60 days.
(16)	Represents 55,611 Common Shares and (ii) 25,045 LTIP Units. The amount reflected does not include 13,416 Restricted LTIP Units, 8,634 of which will vest in the next 60 days.
(17)	Represents 3,190 Common Shares and 44,376 LTIP Units. The amount reflected does not include 14,732 Restricted LTIP Units, 9,950 of which will vest in the next 60 days.
(18)	See Notes (7) through (17).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although the Company does not believe it is a conflict of interest or a related party transaction, the Company notes that it earned property management, construction development, legal and leasing fees from its investments in unconsolidated partnerships totaling $1,119,642 for the year ended December 31, 2022.

Review and Approval of Related Person Transactions.

The Company reviews all relationships and transactions in which the Company and the Company's Trustees and Named Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company's legal and accounting staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and Named Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, pursuant to its Charter, the Audit Committee reviews and approves all related party transactions in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2022. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 411 Theodore Fremd, Suite 300, Rye, NY 10580, Attention: Corporate Secretary. Copies of the Annual Report to Shareholders and Annual Report on Form 10-K may be found on the Company's website at www.acadiarealty.com. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting or any postponement or adjournment thereof, proxies will be voted by the proxy holders in their discretion.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 2024 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company on or before November 25, 2023. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the following address: Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580, Attention: Corporate Secretary.

In addition, if you desire to bring business (including Trustee nominations) before the Company's 2024 Annual Meeting, other than proposals presented under Rule 14a-8, the Company’s current Bylaws provide that you must provide written notice to the Corporate Secretary at the address noted in the preceding paragraph between October 26, 2023 and November 25, 2023; provided, however, if the date of the 2024 Annual Meeting is advanced or delayed by more than 30 days from May 4, 2024 (the anniversary of the date of the Annual Meeting), notice by a shareholder must be delivered not earlier than the 150th day prior to the 2024 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2024 Annual Meeting or the tenth day following the day on which public announcement of the date of 2024 Annual Meeting is first made. You are also advised to review the Company's current Bylaws, which contain additional requirements about advance notice of shareholder proposals and Trustee nominations.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than our nominees for the 2024 Annual Meeting must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of Common Shares representing at least 67% of the voting power of the Company’s Common Shares entitled to vote on the election of trustees in support of trustee nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of its Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of the Annual Report or the Proxy Statement was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit a request in writing to Acadia Realty Trust, 411 Theodore Fremd Avenue, Suite 300, Rye, NY 10580, Attention: Corporate Secretary. You may also call (914) 288-8100 to request a copy of the Proxy Statement and Annual Report. You may also access the Company's Annual Report and Proxy statement at www.acadiarealty.com/proxy. Please note that the information on, or available through, the Company's website is not incorporated by reference in this Proxy Statement.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the Annual Report or Proxy Statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain disclosure in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by the use of the words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty surrounding the COVID-19 pandemic or future pandemics, including its impact on our tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets and rising inflation; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iv) changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and their effect on our revenues, earnings and funding sources; (v) increases in our borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (vi) our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; (vii) our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners’ financial condition; (viii) our ability to obtain the financial results expected from our development and redevelopment projects; (ix) our tenants’ ability and willingness to renew their leases with us upon expiration, our ability to re-lease our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations we may incur in connection with the replacement of an existing tenant; (x) our potential liability for environmental matters; (xi) damage to our properties from catastrophic weather and other natural events, and the physical effects of climate change; (xii) uninsured losses; (xiii) our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; (xvi) the accuracy of our methodologies and estimates regarding ESG metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts; and (xvii) the risk that the Restatement (as defined in the Annual Report on Form 10-K) or material weaknesses in internal controls could negatively affect investor confidence and raise reputational issues.

The factors described above are not exhaustive and additional factors could adversely affect our future results and financial performance, including the risk factors discussed under Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31,

2022. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this Proxy Statement. Any forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in our expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

By order of the Board of Trustees,

Jason Blacksberg, Secretary

ACADIA REALTY TRUST

411 THEODORE FREMD AVENUE

SUITE 300

RYE, NY 10580

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope the Company has provided or return it to Acadia Realty Trust, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ACADIA REALTY TRUST
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” ALL THE NOMINEES, AND “FOR” PROPOSALS 2, 3, AND 4 AND “ONE-YEAR” FOR PROPOSAL 5.

Vote On Trustees
1.	Election of Trustees		For	Against	Abstain
Nominees:
	1a.	Kenneth F. Bernstein	☐	☐	☐
	1b.	Douglas Crocker II	☐	☐	☐
	1c.	Mark A. Denien	☐	☐	☐
	1d.	Kenneth A. McIntyre	☐	☐	☐
	1e.	William T. Spitz	☐	☐	☐
	1f.	Lynn C. Thurber	☐	☐	☐
	1g.	Lee S. Wielansky	☐	☐	☐
	1h.	Hope B. Woodhouse	☐	☐	☐
	1i.	C. David Zoba	☐	☐	☐

Vote On Proposals							For	Against	Abstain
2.	THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.						☐	☐	☐

3.

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY'S 2023 PROXY STATEMENT IN ACCORDANCE WITH COMPENSATION RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

							☐	☐	☐

4.	THE APPROVAL OF THE ACADIA REALTY TRUST AMENDED AND RESTATED 2020 SHARE INCENTIVE PLAN.						☐	☐	☐
						One-Year	Two-Years	Three-Years	Abstain
5.	THE APPROVAL ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.					☐	☐	☐	☐

6.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.									☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, Trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 4, 2023

This Proxy is Solicited on
Behalf of the Board of Trustees

The undersigned shareholder(s) of Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoint(s) Kenneth F. Bernstein and Jason Blacksberg, Esq., and each of them, as proxies for the undersigned, each with full power of substitution, to attend the 2023 Annual Meeting of Shareholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/AKR23 at 1:00 p.m. EDT, on May 4, 2023, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revoke(s) any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the Board of Trustees recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2023: This Proxy Statement and the Company's 2022 Annual Report to shareholders are available at www.acadiarealty.com/proxy

Address Changes and/or Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

EXHIBIT A

AMENDED AND RESTATED

2020 SHARE INCENTIVE PLAN

1. Purpose. The purpose of this Plan is to strengthen Acadia Realty Trust (the “Company”) by providing an incentive to its officers, employees, Consultants and trustees and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to officers, employees, Consultants and trustees of the Company and its subsidiaries (including the Operating Partnership) an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Dividend Equivalent Rights and Other Share-Based Awards (as each term is hereinafter defined).

2. Definitions. For purposes of the Plan:

“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” means a grant of Restricted Shares, Restricted Share Units, Unrestricted Shares, Share Appreciation Rights, Dividend Equivalent Rights and Other Share-Based Awards or any or all of them.

“Board” means the Board of Trustees of the Company.

“Cause” means, unless otherwise defined in the Agreement evidencing a particular Award or an employment agreement between the Company and the individual, an individual’s (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses), or (v) the commission of an act of fraud or intentional misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, share dividend, share split or reverse share split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

A “Change in Control” shall mean the occurrence during the term of the Plan of any of the following events, subject however to the Committee’s determination (to the extent required to conform with Section 409A of the Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable):

(a)An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), the Company or its Subsidiaries, or any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

(b)The individuals who, as of January 1, 2023, are members of the Board and any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of trustees of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the members of the Board then still in office who either were members of the Board on the Effective Date or whose appointment, election or nomination for election was previously so approved (the “Incumbent Board”), cease for any reason to constitute at least one-half of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new trustee was approved by a vote of at least one half of the Incumbent Board, such new trustee shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) Consummation of:

(i) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least one-half of the members of the board of trustees of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

(C)no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities; or

(ii) a definitive agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(d)The completion of a liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee as described in Section 3.1 consisting of at least two (2) Non-management Trustees within the meaning of Rule 16b‑3 under the Exchange Act appointed by the Board to administer the Plan and to perform the functions set forth herein.

“Company” means Acadia Realty Trust.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Disability” means a physical or mental infirmity which impairs the Optionee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

“Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

“Effective Date” means the date upon which this Plan is adopted by the Board.

“Eligible Individual” means any officer, employee, Consultant or trustee of the Company or a Subsidiary (including the Operating Partnership) designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein; provided that Options or Awards may not be granted to employees, trustees or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the Shares underlying the Awards are treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any date means the average of the high and low sales prices of the Shares for the twenty (20) preceding business days on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price for the twenty (20) preceding days as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Share Option, in accordance with Section 422 of the Code.

“Fully Diluted Shares” means all Shares and any Operating Partnership Units convertible into Shares.

“Grantee” means a person to whom an Award has been granted under the Plan.

“Incentive Share Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Share Option.

“Non-Management Trustee” means a trustee of the Company who is not an employee of the Company or any Subsidiary.

“Nonqualified Share Option” means an Option which is not an Incentive Share Option.

“Operating Partnership” means Acadia Realty Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Operating Partnership Units” means units of limited partnership interest of the Operating Partnership.

“Option” means an Option granted under Section 5.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Other Share-Based Award” means an Award granted pursuant to Section 8.

“Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

“Plan” means this Amended and Restated Acadia Realty Trust 2020 Share Incentive Plan.

“Restricted Share Units” means Restricted Share Units issued or transferred to an Eligible Individual pursuant to Section 7.

“Restricted Shares” means Shares granted to an Eligible Individual under Section 7.

“Shares” means the shares of beneficial interest in the Company.

“Share Appreciation Right” (SAR) means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

“Share Reserve” shall have the meaning set forth in Section 4.1 of this Plan.

“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

“Successor Corporation” means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a share option in a transaction to which Section 424(a) of the Code applies.

“Ten-Percent Shareholder” means an Eligible Individual, who, at the time an Incentive Share Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, or of a Parent or a Subsidiary.

“Unrestricted Share” means a Share granted pursuant to Section 9.

3. Administration.

3.1 The Plan. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan; subject to the Board’s authority to act in lieu of the Committee on any matter. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Non-employee Trustee within the meaning of Rule 16b‑3 promulgated under the Exchange Act. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2 Eligible Individuals. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a)determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of Incentive Share Options and/or Nonqualified Share Options to be granted to each Eligible Individual and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, make any amendment or modification to any Agreement consistent with the terms of the Plan and accelerate the vesting or lapse of restrictions with respect to Options and Awards; and

(b)select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Share Appreciation Rights, Restricted Shares, Restricted Share Units and/or Other Share-Based Awards to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Units, Shares or Awards and make any amendment or modification to any Agreement consistent with the terms of the Plan.

3.3 Plan Interpretation. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law including Rule 16b‑3 under the Exchange Act and the Code to the extent applicable. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(b) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(c) to determine on an individual basis whether a change in status from or to employee, trustee or Consultant constitutes a termination of employment or service for purposes of the Plan;

(d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

(f) to provide for the limited transferability of Options to certain family members, family trusts or family partnerships of Optionees.

4. Shares Subject to the Plan.

4.1 Aggregate Limit. Subject to the provisions of Section 11 of the Plan, the maximum number of Shares that may be issued pursuant to Options and Awards granted under the Plan shall be the sum of 3,100,000 Shares, plus the number of Shares available for grant on the Effective Date under the Company’s Second Amended and Restated 2006 Share Incentive Plan, all subject to adjustment as provided in this Section 11 (the “Share Reserve”). For purposes of this limitation, the Shares underlying any awards under the Plan and under the Company’s Second Amended and Restated 2006 Share Incentive

Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Share Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Option, Share Appreciation Right or other Award to cover the exercise price or tax withholding, (ii) shares subject to a Share Appreciation Right that are not issued in connection with the Share settlement of the Share Appreciation Right upon exercise thereof, or (iii) shares repurchased by the Company using Option exercise proceeds. In addition to the foregoing, in no event may the total number of Shares covered by outstanding Incentive Share Options granted under the Plan, plus the number of Shares issued pursuant to the exercise of Incentive Share Options whenever granted under the Plan, exceed 7,950,000 Shares.

4.2 Maximum Number of Shares. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board, but no less than the number of Shares subject to outstanding Options or Awards.

4.3 Outstanding Option or Award. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan and to Sections 4.1 and 4.2 above, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no person shall receive any Incentive Share Options unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Share Option is granted. The aggregate Fair Market Value (determined as of the date of grant of an Incentive Share Option) of the Shares with respect to which Incentive Share Options granted under this Plan and all other option plans of the Company, any Parent and any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Any such Options granted in excess of the $100,000 limitation shall be deemed to be Nonqualified Share Options.

5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). Notwithstanding the foregoing, Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Option is otherwise compliant with Section 409A.

5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting. Subject to Section 5.5 hereof, each Option shall vest and become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement.

5.5 Modification or Substitution. The Committee may in its discretion modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and may grant new Options in substitution for them (provided the purchase price for the new grant is not below that of the original grant).

Notwithstanding the foregoing, (i) no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee’s consent, and (ii) except as otherwise permitted by Section 11, without shareholder approval, the terms of any Option may not be amended to reduce the exercise price and Options may not be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option.

5.6 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution unless specifically authorized by the Committee with respect to Nonqualified Share Options, and unless transferred in a manner permitted by the Committee an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5.7 Vesting; Exercisability. To the extent not exercised, vested installments of Options shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the vesting and exercisability of any Option or portion thereof at any time.

(a)Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: cash or transferring Shares to the Company upon such terms and conditions as determined by the Committee (such as, for example, a requirement that such Shares have been held for six months if necessary to avoid adverse accounting consequences). Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 5.7 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

(b)Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option, nor have any right to receive dividends, unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the Shares to the Optionee and the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.8 Effect of Change in Control. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

5.9 Dividend Equivalent Rights. Dividend Equivalent Rights may be granted to Eligible Individuals. The terms and conditions applicable to each Dividends Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect to Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Notwithstanding the foregoing, within two and one-half months after the end of the calendar year in which the vesting or lapse of restrictions on the Dividend Equivalent Rights occurs, amounts with respect to Dividend Equivalent Rights shall be settled in cash or Shares or a combination thereof (unless an Agreement provides otherwise).

6. Share Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Share Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Share Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

6.1 Time of Grant. A Share Appreciation Right may be granted at any time if unrelated to an Option, or if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

6.2 Share Appreciation Right Related to an Option.

(a)Exercise. Subject to Section 6.7, a Share Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable even if the Option to which it relates may be transferable. A Share Appreciation Right granted in connection with an Incentive Share Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Share Option Agreement. No right to vote or receive dividends will exist with respect to any Share Appreciation Right until such Share Appreciation Right is exercised.

(b)Amount Payable. Upon the exercise of a Share Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the per Share purchase price under the related Option, by (ii) the number of Shares as to which such Share Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Agreement evidencing the Share Appreciation Right at the time it is granted.

(c)Treatment of Related Options and Share Appreciation Rights Upon Exercise. Upon the exercise of a Share Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Share Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Share Appreciation Right or the surrender of such Option, the Share Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

6.3 Share Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Share Appreciation Rights unrelated to Options. Share Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Share Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the Fair Market Value of a Share on the date the Share Appreciation Right was granted, by (b) the number of Shares as to which the Share Appreciation Right is being exercised. Notwithstanding the foregoing, a Share Appreciation Right granted unrelated of an Option may limit the amount payable to the Grantee to a percentage, specified in the Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence.

6.4 Method of Exercise. Share Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Share Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Share Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

6.5 Form of Payment. Payment of the amount determined under Sections 6.2(b) or 6.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Share Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

6.6 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Share Appreciation Rights or accept the surrender of outstanding Awards of Share Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them (provided that such modification shall not result in re‑pricing).

Notwithstanding the foregoing, (i) no modification of an Award of Share Appreciation Rights shall adversely alter or impair any rights or obligations under the Award without the Grantee’s consent, and (ii) except as otherwise permitted by Section 11, without shareholder approval, the terms of any Award of Share Appreciation Rights may not be amended to reduce the exercise price and may not be cancelled in exchange for cash, other Awards or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Award of Share Appreciation Rights.

6.7 Effect of Change in Control. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, all Share Appreciation Rights shall become immediately and fully exercisable. In the event a Grantee’s employment or service with the Company is terminated by the Company following a Change in Control, each Share Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee’s employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Grantee’s employment or service or the expiration of the stated term of the Share Appreciation Right.

7. Restricted Shares/Restricted Share Units.

7.1 Grant. The Committee may grant to Eligible Individuals Awards of Restricted Shares or Restricted Share Units, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Shares or Restricted Share Units shall be subject to the terms and provisions set forth below in this Section 7.

7.2 Non-transferability. Restricted Shares or Restricted Share Units may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

7.3 Lapse of Restrictions.

(a)Generally. Restrictions upon Restricted Shares or Restricted Share Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

(b)Effect of Change in Control. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Restricted Shares or Restricted Share Units shall lapse immediately.

7.4 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Shares or Restricted Share Units or accept the surrender of outstanding Restricted Shares or Restricted Share Units (to the extent the restrictions on such Shares or Units have not yet lapsed) and grant new Awards in substitution for them.

Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

7.5 Dividend and Dividend Equivalent Rights. During the restriction period, dividends shall accrue on Restricted Shares and Dividend Equivalent Rights shall accrue on Restricted Share Units. Payment of accrued dividends shall be made upon the lapsing of restrictions imposed on the Restricted Shares, and any accrued dividends shall be forfeited upon the forfeiture of such Restricted Shares. Payment of accrued Dividend Equivalent Rights (together with any interest accrued thereon) shall be made upon the lapsing of restrictions imposed on the Restricted Share Units in respect of which the Dividend Equivalent Rights were accrued, and any accrued Dividend Equivalent Rights (together with any interest accrued thereon) in respect of any Restricted Share Units shall be forfeited upon the forfeiture of such Units.

7.6 Delivery of Shares. Upon the lapse of the restrictions on Restricted Share Units, the Committee shall cause a share certificate to be delivered to the Grantee with respect to such vested Units, free of all restrictions hereunder.

8. Other Share-Based Awards.

8.1 Grant. The Committee may grant to Eligible Individuals Other Share-Based Awards, which shall be evidenced by an Agreement between the Company and the Grantee. An Other Share-Based Award includes other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares, including without limitation, Operating Partnership Units that are settled in Shares, convertible preferred shares of beneficial interest, convertible debentures and exchangeable securities. Each Agreement with respect to a grant of an Other Share-Based Award shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates.

8.2 Rights of Grantee. Until such time as an Other Share-Based Award is actually paid out in Shares, a Grantee shall have no rights as a holder of Shares.

8.3 Non-transferability. Other Share-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Agreement.

8.4 Lapse of Restrictions.

(a)Generally. Restrictions upon Other Share-Based Awards awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

(b)Effect of Change in Control. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Other Share-Based Awards shall lapse immediately and such Awards shall become fully vested.

8.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Other Share-Based Awards or accept the surrender of outstanding Other Share-Based Awards (to the extent the restrictions on such Awards have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

9. Unrestricted Shares. The Committee may grant Shares to any trustee that are free from any risk of forfeiture.

10. Effect of a Termination of Employment or Service. The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division or a change in status from employee or trustee to Consultant), as the Committee may, in its discretion, determine at the time an Option or Award is granted or thereafter. Notwithstanding the foregoing and unless specifically set forth in an Agreement to the contrary, in the event an Optionee’s or Grantee’s employment or service with the Company is terminated for Cause, the Option or Award granted to the Optionee or Grantee hereunder shall immediately terminate in full and in the case of Options, no rights thereunder may be exercised, and in all other cases, no payment will be made with respect thereto.

11. Adjustment Upon Changes in Capitalization.

(a)In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other share or securities with respect to which Options or Awards may be granted under the Plan, maximum number of class of Shares or other share or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan and the number and class of Shares or other share or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable.

(b)Any such adjustment in the Shares or other share or securities subject to outstanding Incentive Share Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of share or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

(i)Effect of Certain Transactions. Subject to Sections 5.8, 6.7, 7.3(b) and 9.4(b), or as otherwise provided in an Agreement, in the event of the liquidation or dissolution of the Company or a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or SAR or payment or transfer in respect of any Award, the same number and kind of share, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such share, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options or Awards prior to such Transaction.

12. Interpretation. Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a)The Plan is intended to comply with Rule 16b‑3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

13. Termination and Amendment of the Plan. Unless earlier terminated as provided herein, the Plan will automatically terminate ten (10) years after the later of (i) the Effective Date or (ii) the most recent increase in the Share Reserve approved by shareholders. All Awards and any Shares subject thereto will remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such termination.

The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)No such amendment, modification, suspension or termination shall impair or adversely alter any Options, SARs or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)To the extent necessary under Section 422 of the Code and the rules and regulations promulgated thereunder or securities exchange rule, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations.

14. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

16.1 Jurisdiction. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles thereof.

16.2 Obligation. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.3 Compliance. Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Share Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder. In addition, the Committee shall have the discretion to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred, (b) voids any Grantee’s election to the extent it would violate Section 409A of the Code, and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event mat is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Grantee, subject to any valid second election to defer; provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

16.4 Options and Awards. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

16.5 Restrictions. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares or Awards, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares or Awards shall be appropriately amended to reflect their status as restricted securities as aforesaid.

17. Miscellaneous.

17.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

(a)Withholding of Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, any Share Appreciation Right or the exercise thereof, or the grant of any other Award, including, but not limited to, the withholding of cash or Shares which would be paid or delivered pursuant to such exercise or Award or another exercise of Award under this Plan until the Grantee reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold. The Committee may permit a Grantee (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a Fair Market Value sufficient to cover the amount of such required or permitted withholding taxes.

(b)If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Share

Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

18. Effective Date. The Plan shall become effective upon the Effective Date, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Maryland within twelve (12) months of such adoption.